AGREEMENT
                                    ---------

     THIS AGREEMENT, dated as of September 6, 2005 ("Agreement"), is made by and between NATIONAL PENN BANCSHARES, INC., a Pennsylvania corporation ("NPB"), and NITTANY FINANCIAL CORP., a Pennsylvania corporation ("NFC").

                                   BACKGROUND
                                   ----------

     1. NPB owns directly all of the outstanding capital stock of National Penn Bank, a national banking association ("NPBank").

     2. NFC owns directly all of the outstanding capital stock of Nittany Bank, a Federal stock savings bank ("Nittany Bank").

     3. NPB and NFC desire for NFC to merge with and into NPB (the "Merger"), with NPB surviving such Merger, in accordance with this Agreement and the applicable laws of the Commonwealth of Pennsylvania.

     4. As a condition and inducement to NPB to enter into this Agreement, the directors and certain officers of NFC are each concurrently executing a Letter Agreement in the form attached hereto as Exhibit 1 (the "Letter Agreement").

     5. As a condition and inducement to each of NPB and NFC to enter into this Agreement, NPB has caused NPBank to enter into agreements (the "Key Nittany Management Agreements") with David Z. Richards, Richard C. Barrickman, John E. Arrington, Virginia A. McAdoo, and Robert R. Thomas, regarding the terms of their employment following consummation of the Merger.

     6. Each of the parties, by signing this Agreement, adopts it as a plan of reorganization as defined in IRC Section 368(a), and intends the Merger to be a reorganization as defined in IRC Section 368(a).

     7. NPB and NFC desire to set forth in this Agreement the terms and conditions governing the Merger and the other transactions contemplated hereby.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                    ---------

                                     GENERAL
                                     -------

     1.01 Definitions. As used in this Agreement, the following terms shall have
          -----------
the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     Adjusted  NFC Option has the meaning  given to that term in Section 2.08 of
     --------------------
this Agreement.

     Affiliate means, with respect to any corporation, any person that directly,
     ---------
or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such corporation and, without limiting the generality of the foregoing, includes any executive officer, director or 10% equity owner of such corporation.

     Aggregate Cash  Consideration has the meaning given to that term in Section
     -----------------------------
2.02(a) of this Agreement.

     Aggregate Common Stock  Consideration has the meaning given to that term in
     -------------------------------------
Section 2.02(a) of this Agreement.

     Agreement  means this  Agreement,  including  any  amendment or  supplement
     ---------
hereto.

     Application means an application for regulatory  approval which is required
     -----------
for the consummation of the Contemplated Transactions.

     Articles of Merger  means the  articles of merger to be executed by NPB and
     ------------------
NFC and to be filed in the PDS, in accordance with the applicable laws of the Commonwealth of Pennsylvania.

     Bank Merger  means the merger of Nittany  Bank with and into  NPBank,  with
     -----------
NPBank surviving such merger, or the alternative "purchase and assumption" transaction, described in Section 1.03 of this Agreement.

     BCL means the Pennsylvania Business Corporation Law of 1988, as amended.
     ---

     Cash   Consideration  has  the  meaning  given  to  such  term  in  Section
     --------------------
2.02(a)(ii) of this Agreement.

     Cash  Election  Shares  has  the  meaning  given  to such  term in  Section
     ----------------------
2.02(b)(ii) of this Agreement.

     Closing  has the  meaning  given  to  such  term  in  Section  1.02 of this
     -------
Agreement.

     Closing Date means the date on which the last condition  precedent provided
     ------------
in this Agreement (other than those conditions which are to be fulfilled at the Closing) has been fulfilled or waived, or such other date as soon as practicable thereafter as the parties hereto may agree shall be the Closing Date.

     Common Stock  Consideration  has the meaning  given to such term in Section
     ---------------------------
2.02(a)(i) of this Agreement.

     Common Stock Election  Shares has the meaning given to such term in Section
     -----------------------------
2.02(b)(i) of this Agreement.

     Confidentiality  Agreement means the  confidentiality  agreement dated July
     --------------------------
12, 2005 between NPB and NFC.

     Contemplated  Transactions  means (a) the  Merger of NFC with and into NPB,
     --------------------------
with NPB surviving such Merger, and (b) the performance by NPB and NFC of their respective covenants and obligations under this Agreement.

     CRA means the Community Reinvestment Act of 1977, as amended, and the rules
     ---
and regulations promulgated from time to time thereunder.

     Determination  Date  means  the  trading  day one (1) day  prior to the NFC
     -------------------
Shareholders Meeting.

     Determination  Period has the meaning given to such term in Section 2.05 of
     ---------------------
this Agreement.

     Dissenting NFC Shares has the meaning given to that term in Section 2.07 of
     ---------------------
this Agreement.

     Effective  Date means the date on which the Merger is  effective,  which is
     ---------------
the date that the Articles of Merger are filed in the PDS, and shall be the same as the Closing Date or as soon thereafter as is practicable.

     Election means (i) a Common Stock Election (that is, the election by an NFC
     --------
shareholder  to receive  Common Stock  Consideration  in the Merger  pursuant to
Section 2.02(b)(i)), (ii) a Cash Election (that is, the election by an NFC shareholder to receive Cash Consideration in the Merger pursuant to Section
2.02(b)(ii)) or (iii) a Mixed Election (that is, the election by an NFC shareholder to receive a mixture of Common Stock Consideration and Cash Consideration in the Merger pursuant to Section 2.02(c)).

     Election Deadline means 5:00 p.m.,  eastern  prevailing time, on the day of
     -----------------
the NFC Shareholders Meeting.

     Election  Form  means a form,  in such form as NPB and NFC  shall  mutually
     --------------
agree, on which holders of NFC Common Stock shall make an Election.

     Environmental  Law  means  any  federal,   state  or  local  law,  statute,
     ------------------
ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority (any such agreements only as applicable to NPB or NFC, as the case may
be) relating to (i) the protection, preservation or restoration of the environment, including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource, and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

     ERISA  means  the  Employee  Retirement  Income  Security  Act of 1974,  as
     -----
amended.

     Exchange Act means the Securities Exchange Act of 1934, as amended, and the
     ------------
rules and regulations promulgated from time to time thereunder.

     Exchange  Agent  means  Mellon  Investor  Services  (or  such  other  agent
     ---------------
designated by NPB and reasonably acceptable to NFC) that will act as the exchange agent for purposes of conducting the election procedures described in
Section 2.02(b) and the exchange procedure described in Section 2.09.

     Exchange Ratio means the exchange ratio set forth in Section 2.02(a)(i), as
     --------------
the same may be adjusted pursuant to Section 2.06, and as the same may be further adjusted pursuant to Section 2.10.

     FDIC means the Federal Deposit Insurance Corporation.
     ----

     FRB means the Federal Reserve Board.
     ---

     GAAP means accounting principles generally accepted in the United States.
     ----

     IRC  means  the  Internal  Revenue  Code  of  1986,  as  amended,  and  the
     ---
regulations promulgated thereunder.

     IRS means the Internal Revenue Service.
     ---

     Key Nittany Management Agreements has the meaning given to such term in the
     ---------------------------------
Background Section of this Agreement.

     Key  Nittany  Managers  means  each  of  David  Z.  Richards,   Richard  C.
     ----------------------
Barrickman, John E. Arrington and Robert R. Thomas.

     Knowledge  of NFC means  the  knowledge  of NFC's  executive  officers  and
     -----------------
directors.

     Knowledge  of NPB means  the  knowledge  of NPB's  executive  officers  and
     -----------------
directors.

     Letter  Agreement  has the  meaning  given to such  term in the  Background
     -----------------
Section of this Agreement.

     Material Adverse Effect means a change, circumstance,  event or effect that
     -----------------------
has been or would be materially adverse to (a) the business, financial condition or results of operations of NFC on a consolidated basis (when such term is used in Article III hereof) or NPB on a consolidated basis (when such term is used in
Article IV hereof) other than, in each case, any change, circumstance, event or effect relating to (i) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any change affecting the Bank Insurance Fund or the Savings Association Insurance Fund, and not disparately impacting NFC or NPB, (ii) changes in general economic, legal, regulatory or political conditions affecting banking institutions generally, including, but not limited to, changes in interest rates and not disparately impacting NFC or NPB, (iii) expenses incurred in connection with this Agreement and the transactions contemplated hereby, (iv) actions or omissions of a party (or any of its Subsidiaries) taken pursuant to the terms of this Agreement in contemplation of the transactions contemplated hereby, and (v) any effect with respect to a party hereto caused, in whole or in substantial part, by the other party, or (b) the ability of such party to consummate the Contemplated Transactions.

     Merger  means the  merger of NFC with and into  NPB,  contemplated  by this
     ------
Agreement.

     Merger  Consideration  has  the  meaning  given  to such  term  in  Section
     ---------------------
2.02(a)(ii) of this Agreement.

     Mixed  Election has the meaning given that term in Section  2.02(c) of this
     ---------------
Agreement.

     NASD means the National Association of Securities Dealers, Inc.
     ----

     Nasdaq means the National  Market tier of The Nasdaq Stock Market  operated
     -----
by the NASD.

     NFC means Nittany Financial Corp., a Pennsylvania corporation.
     ---

     NFC  NPBank  Nominee  has  the  meaning  given  to  that  term  in  Section
     --------------------
5.07(c)(iii) of this Agreement.

     NFC Benefit Plan has the meaning  given to that term in Section  3.12(a) of
     ----------------
this Agreement.

     NFC  Certificate  has the meaning given to that term in Section  2.09(a) of
     ----------------
this Agreement.

     NFC Common Stock has the meaning  given to that term in Section  3.02(a) of
     ----------------
this Agreement.

     NFC Disclosure  Schedule  means,  collectively,  the  disclosure  schedules
     ------------------------
delivered by NFC to NPB at or prior to the execution and delivery of this Agreement.

     NFC ERISA  Affiliate has the meaning given to such term in Section  3.12(a)
     --------------------
of this Agreement.

     NFC Financials means (a) the audited  consolidated  financial statements of
     --------------
NFC as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, and (b) the unaudited interim consolidated financial statements of NFC for each calendar quarter after December 31, 2004.

     NFC ISO has the  meaning  given to that  term in  Section  2.08(b)  of this
     -------
Agreement

     NFC NQS Option  has the  meaning  given to that term in Section  2.08(a) of
     --------------
this Agreement.

     NFC Option has the  meaning  given to that term in Section  2.08(b) of this
     ----------
Agreement.

     NFC Option Plan means the stock option plan  maintained by NFC  immediately
     ---------------
prior to the Effective Date.

     NFC  Shareholders  Meeting  means the  meeting of the holders of NFC Common
     --------------------------
Stock to approve this Agreement and the Merger.

     Nittany Bank means Nittany  Bank, a Federal  stock  savings  bank,  all the
     ------------
outstanding capital stock of which is owned, as of the date of this Agreement, by NFC.

     Nittany  Bank  Board  has  the  meaning  given  to  that  term  in  Section
     --------------------
5.07(c)(iv)(D) of this Agreement.

     Nittany Bank Board Member means a director of NFC immediately  prior to the
     -------------------------
Closing Date who becomes, and on the date of determination is, a member of the Nittany Bank Board.

     Nittany  Bank  Division  has the  meaning  given  to that  term in  Section
     -----------------------
5.07(c)(iv)(A) of this Agreement.

     No-Election Shares has the meaning given to such term in Section 2.02(b).
     ------------------

     NPB means National Penn Bancshares, Inc., a Pennsylvania corporation.
     ---

     NPBank means National Penn Bank, a national  banking  association,  all the
     ------
outstanding capital stock of which is owned by NPB.

     NPB/NPBank Bylaws  Restrictions  means the provisions of the NPB and NPBank
     -------------------------------
bylaws that require the retirement of a director as of the annual meeting next following that director's reaching age 72.

     NPB Common Stock means the shares of common  stock,  without par value,  of
     ----------------
NPB.

     NPB Disclosure  Schedule  means,  collectively,  the  disclosure  schedules
     ------------------------
delivered by NPB to NFC at or prior to the execution and delivery of this Agreement.

     NPB ERISA  Affiliate has the meaning given to such term in Section  4.13(a)
     --------------------
of this Agreement.

     NPB Financials means (a) the audited  consolidated  financial statements of
     --------------
NPB as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, and (b) the unaudited interim consolidated financial statements of NPB for each calendar quarter after December 31, 2004.

     NPB Market Value has the meaning given to such term in Section 2.05 of this
     ----------------
Agreement.

     NPB Stock Split means the 5 for 4 stock split of NPB Common  Stock,  in the
     ---------------
form of a 25% stock dividend, declared by NPB on August 24, 2005, effective September 9, 2005, and to be distributed on September 30, 2005.

     OCC means the Office of the Comptroller of the Currency.
     ---

     OTS means the Office of Thrift Supervision.
     ---

     PDB means the Department of Banking of the Commonwealth of Pennsylvania.
     ---

     PDS means the Department of State of the Commonwealth of Pennsylvania.
     ---

     Prospectus/Proxy Statement means the prospectus/proxy  statement,  together
     --------------------------
with any supplements thereto, to be sent to holders of NFC Common Stock in connection with the NFC Shareholders Meeting.

     Reallocated  Cash  Shares  has the  meaning  given to that term in  Section
     -------------------------
2.02(e)(i)(C).

     Reallocated  Common  Stock  Shares  has the  meaning  given to that term in
     ----------------------------------
Section 2.02(e)(ii)(B).

     Registration  Statement means the registration statement on Form S-4, which
     -----------------------
includes the Prospectus/Proxy Statement as a part thereof, and including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the NPB Common Stock to be issued in connection with the Contemplated Transactions.

     Regulatory  Agreement  has the meaning  given to that term in Sections 3.11
     ---------------------
and 4.12 of this Agreement.

     Regulatory  Authority means any agency or department of any federal,  state
     ---------------------
or local government or of any self-regulatory organization, including without limitation the SEC, the PDB, the OCC, the OTS, the FDIC, the NASD, the FRB and the respective staffs thereof.

     Rights means warrants,  options,  rights,  convertible securities and other
     ------
capital stock equivalents which obligate an entity to issue its securities.

     Rights  Agreement  means the Rights  Agreement  dated August 23,  1989,  as
     -----------------
amended August 21, 1999, between NPB and NPBank, as Rights Agent.

     SEC means the Securities and Exchange Commission.
     ---

     Securities Act means the Securities Act of 1933, as amended,  and the rules
     --------------
and regulations promulgated from time to time thereunder.

     Securities   Documents  means  all  registration   statements,   schedules,
     ----------------------
statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

     Securities Laws means the Securities Act and the Exchange Act and the rules
     ---------------
and regulations promulgated from time to time thereunder.

     SLHC Act means the Savings and Loan Holding Company Act, as amended.
     --------

     Subsidiary means any corporation, 50% or more of the capital stock of which
     ----------
is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

     1.02 The Merger.
          ----------

     (a) Closing. The closing of the transactions contemplated by this Agreement
         -------
(the "Closing") will take place on the Closing Date at a time and place to be agreed upon by the parties hereto; provided, in any case, that all conditions to closing set forth in Article VI of this Agreement (other than the delivery of certificates, opinions, and other instruments and documents to be delivered at the Closing) have been satisfied or waived at or prior to the Closing Date.

     (b) The Merger.  Subject to the terms and  conditions of this Agreement and
         ----------
in accordance with the BCL, on the Effective Date:

          (i)  NFC shall merge with and into NPB;

          (ii) the separate existence of NFC shall cease;

          (iii) NPB shall be the surviving corporation in the Merger; and

          (iv) all of the property (real, personal and mixed), rights, powers, duties, obligations and liabilities of NFC shall be taken and deemed to be transferred to and vested in NPB, as the surviving corporation in the Merger, without further act or deed;

all in accordance with the applicable laws of the Commonwealth of Pennsylvania.

     (c) NPB's Articles of Incorporation  and Bylaws. On and after the Effective
         -------------------------------------------
Date, the articles of incorporation and bylaws of NPB, as in effect immediately prior to the Effective Date, shall automatically be and remain the articles of incorporation and bylaws of NPB, as the surviving corporation in the Merger, until thereafter altered, amended or repealed.

     (d) NPB's Board of Directors and Officers.
         -------------------------------------

          (i) On and after the Effective Date, the directors of NPB duly elected and holding office immediately prior to the Effective Date shall be the directors of NPB, as the surviving corporation in the Merger, each to hold office until his successor is elected and qualified or otherwise in accordance with applicable law, the articles of incorporation and bylaws of NPB.

          (ii) On and after the Effective Date, the officers of NPB duly elected and holding office immediately prior to the Effective Date shall be the officers of NPB, as the surviving corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, the articles of incorporation and bylaws of NPB.

     1.03  Bank  Merger.  After  the  Effective  Date,  NPB  may,  in  its  sole
           ------------
discretion, cause Nittany Bank to merge with and into NPBank, with NPBank surviving such merger, or alternatively, at the election of NPB, to cause Nittany Bank to transfer all its assets and liabilities to NPBank in a "purchase and assumption" transaction (in either case, the "Bank Merger") at such time as NPB shall determine after the Effective Date.


                                   ARTICLE II
                                   ----------

                 CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES
                 -----------------------------------------------

     2.01 NPB Common Stock.
          ----------------

     (a)  Outstanding  Shares.  Each  share  of  NPB  Common  Stock  issued  and
          -------------------
outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of NPB Common Stock.

     (b) Treasury  Stock.  Each share of NPB Common Stock issued and held in the
         ---------------
treasury of NPB immediately prior to the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of NPB.

     2.02 NFC Common Stock.
          ----------------

     (a) Conversion Alternatives.  Subject to Sections 2.03, 2.04 and 2.07 below
         -----------------------
with respect to treasury stock, fractional shares and Dissenting NFC Shares, each share of NFC Common Stock issued and outstanding immediately prior to the Effective Date, shall, on the Effective Date, by reason of the Merger and without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive, at the election of the holder thereof:

          (i) 1.58 shares of NPB Common Stock (the "Exchange Ratio"), including the associated rights to purchase securities pursuant to the Rights Agreement (the number 1.58 shall be adjusted to 1.975 upon completion of the NPB Stock Split), subject to adjustment as provided in Section 2.06 and Section 2.10 below (the "Common Stock Consideration"); or

          (ii) $42.43 in cash (the "Cash Consideration," and collectively with the Common Stock Consideration, the "Merger Consideration").

Notwithstanding the foregoing, (i) the number of shares of NFC Common Stock to be converted into the right to receive the Cash Consideration on the Effective Date shall be equal to thirty percent (30%) of the total number of shares of NFC Common Stock issued and outstanding on the Effective Date, (the "Aggregate Cash Consideration"), and (ii) the number of shares of NFC Common Stock to be converted into the right to receive the Common Stock Consideration on the Effective Date (the "Aggregate Common Stock Consideration") shall be equal to seventy percent (70%) of the total number of shares of NFC Common Stock issued and outstanding on the Effective Date.

         (b) Election Procedures.  NPB and NFC shall cause the Exchange Agent to
             -------------------
mail an Election Form together with the Prospectus/Proxy Statement to holders of NFC Common Stock as of the record date for the NFC Shareholders Meeting. Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation):

                  (i) to elect to receive the Common Stock Consideration with respect to any or all of their shares of NFC Common Stock (the "Common Stock Election Shares"); or

                  (ii) to elect to receive the Cash Consideration with respect to any or all of their shares of NFC Common Stock (the "Cash Election Shares").

If a holder of NFC Common Stock either: (i) does not submit a properly completed Election Form before the Election Deadline, (ii) revokes an Election Form prior to the Election Deadline and does not resubmit a properly completed Election Form prior to the Election Deadline, or (iii) fails to perfect his, her or its dissenters' rights pursuant to subsection 2.07 of this Agreement, the shares of NFC Common Stock held by such holder shall be designated "No-Election Shares". Nominee record holders who hold NFC Common Stock on behalf of multiple beneficial owners shall indicate how many of the shares held by them are Common Stock Election Shares, Cash Election Shares and No-Election Shares.

For purposes of this Section 2.02, any Dissenting NFC Shares shall be deemed to be Cash Election Shares and, with respect to such shares, the holders thereof shall in no event be classified as holders of Reallocated Common Stock Shares.

         (c) Mixed Election. Subject to the immediately following sentence, each
             --------------
record holder of shares of NFC Common Stock immediately prior to the Effective Date shall be entitled to elect to receive shares of NPB Common Stock for a portion of such holder's shares of NFC Common Stock and cash for the remaining portion of such holder's shares of NFC Common Stock (the "Mixed Election"). With respect to each holder of NFC Common Stock who makes a Mixed Election, the shares of NFC Common Stock that such holder elects to be converted into the right to receive the Common Stock Consideration shall be treated as Common Stock Election Shares and the shares such holder elects to be converted into the right to receive the Cash Consideration shall be treated as Cash Election Shares.

         (d) Effective Election. Any Election shall be properly made only if the
             ------------------
Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent shall have reasonable discretion to (i) determine whether any election, modification or revocation is received, (ii) determine whether any election, modification or revocation has been properly made, and (iii) disregard immaterial defects in any Election Form. Good faith determinations made by the Exchange Agent regarding such matters shall be binding and conclusive. Neither NPB, NFC nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

         (e)  Allocation.  The Exchange Agent shall effect the allocation  among
             -----------
the holders of NFC Common Stock of rights to receive NPB Common Stock or cash in accordance with the Election Forms as follows:

                  (i) Aggregate  Cash  Consideration  Under  Subscribed.  If the
                      -------------------------------------------------
amount of cash represented by the aggregate Cash Election Shares is less than the Aggregate Cash Consideration, then:

                           (A) all Cash Election Shares (subject to Section 2.07
with respect to Dissenting NFC Shares) shall be converted into the right to receive the Cash Consideration;

                           (B)  No-Election  Shares  shall be  deemed to be Cash
Election Shares to the extent necessary to have the amount of cash represented by the aggregate Cash Election Shares equal the Aggregate Cash Consideration. If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent, in its sole discretion, shall determine. All remaining No-Election Shares shall thereafter be treated as Common Stock Election Shares;

                           (C) If all of the  No-Election  Shares are treated as
Cash Election Shares under the preceding subsection and the amount of cash represented by the aggregate Cash Election Shares remains less than the Aggregate Cash Consideration, then the Exchange Agent shall convert, on a pro rata basis described in subsection 2.02(e)(iv) below, a sufficient number of Common Stock Election Shares into Cash Election Shares ("Reallocated Cash Shares") such that the amount of cash represented by the aggregate Cash Election Shares, including the Reallocated Cash Shares, equals the Aggregate Cash Consideration, and thereafter all Reallocated Cash Shares will be converted into the right to receive the Cash Consideration; and

                           (D) the Common  Stock  Election  Shares which are not
Reallocated Cash Shares shall be converted into the right to receive the Common Stock Consideration.

                  (ii)  Aggregate  Cash  Consideration  Oversubscribed.  If  the
                        ----------------------------------------------
amount of cash represented by the aggregate Cash Election Shares is more than the Aggregate Cash Consideration, then:

                           (A) all Common Stock Election  Shares and No-Election
Shares  shall  be  converted   into  the  right  to  receive  the  Common  Stock
Consideration;

                           (B) the Exchange Agent shall  convert,  on a pro rata
basis described in subsection 2.02(e)(iv) below, a sufficient number of Cash Election Shares (excluding Dissenting NFC Shares) into Common Stock Election Shares ("Reallocated Common Stock Shares") such that the amount of cash represented by the remaining aggregate Cash Election Shares equals the Aggregate Cash Consideration, and thereafter all Reallocated Common Stock Shares will be converted into the right to receive the Common Stock Consideration; and

                           (C) the Cash Election Shares (subject to Section 2.07
with respect to Dissenting NFC Shares) which are not Reallocated Common Stock Shares shall be converted into the right to receive the Cash Consideration.

                  (iii) Aggregate Cash  Consideration and Aggregate Common Stock
                        --------------------------------------------------------
Consideration Satisfied. If the amount of cash represented by the aggregate Cash
-----------------------
Election Shares is equal to the Aggregate Cash  Consideration,  then subsections
(e)(i) and (ii) shall not apply, and all Cash Election shares (subject to Section 2.07 with respect to Dissenting NFC Shares) shall be converted into the right to receive the Cash Consideration and all Common Stock Election Shares and all No-Election Shares shall be converted into the right to receive the Common Stock Consideration.

                  (iv) Pro Rata Reallocations. If the Exchange Agent is required
                       ----------------------
pursuant to subsection 2.02(e)(i)(C) to convert some Common Stock Election Shares into Reallocated Cash Shares, each holder of Common Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares. If the Exchange Agent is required pursuant to subsection 2.02(e)(ii)(B) to convert some Cash Election Shares into Reallocated Common Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Common Stock Shares.

         2.03 Treasury Stock and Stock Owned by NFC. Notwithstanding anything in
              -------------------------------------
this Agreement to the contrary, each share of NFC Common Stock which is either issued and held in the treasury of NFC or issued and held by NFC or its Subsidiaries (other than shares held in an agency or fiduciary capacity or as a result of debts previously contracted ) as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

         2.04 Fractional  Shares.  Fractional  shares of NPB Common Stock may be
              ------------------
issued in connection with the Merger pursuant to the Exchange Agent's direct registration system (or other comparable system that provides for payment of the Common Stock Consideration in the form of book-entry shares).

         2.05 Market Value of NPB Common Stock.  For purposes of this Agreement,
              --------------------------------
the market value of a share of NPB Common Stock ("NPB Market Value") shall be deemed to be the average of the closing sale price of a share of NPB Common Stock, as reported on Nasdaq, as published in the Wall Street Journal, for the
                                                   -------------------
ten (10) trading days (the "Determination Period") ending on the Determination Date.

2.06     Exchange Ratio Adjustment.
         -------------------------

         (a) If the NPB Market Value is in the range of $23.73 to $25.31, then the Exchange Ratio shall be adjusted to that number which, when multiplied by the NPB Market Value, equals $40.00 (the dollar amounts $23.73 and $25.31 shall be adjusted to $18.98 and $20.25, respectively, upon completion of the NPB Stock Split).

         (b) If the NPB Market Value is in the range of $22.00 to $23.72, then the Exchange Ratio shall be adjusted to that number which, when multiplied by the NPB Market Value, equals $38.00 (the dollar amounts $22.00 and $23.72 shall be adjusted to $17.60 and $18.97, respectively, upon completion of the NPB Stock Split).

         (c) If the NPB Market Value is less than $22.00, then the Exchange Ratio shall be adjusted to that number which, when multiplied by $22.00 equals $38.00 (the dollar amount $22.00 shall be adjusted to $17.60, upon completion of the NPB Stock Split).

         (d) If the NPB Market Value is more than $27.85, then the Exchange Ratio shall be adjusted to that number which, when multiplied by the NPB Market Value, equals $44.00 (the dollar amount $27.85 shall be adjusted to $22.28, upon completion of the NPB Stock Split).

         2.07  Dissenting NFC Shareholders.
               ---------------------------

         (a) The outstanding shares of NFC Common Stock, the holders of which have timely filed written notices of an intention to demand appraisal for their shares ("Dissenting NFC Shares") pursuant to Subchapter D of the BCL and have not effectively withdrawn or lost their dissenters' rights under the BCL, shall not be converted into or represent a right to receive shares of NPB Common Stock or cash under this Agreement, and the holders thereof shall be entitled only to such rights as are granted by Subchapter D of the BCL.

         (b) If any such holder of NFC Common Stock shall have failed to perfect or effectively shall have withdrawn or lost such right, and if such holder shall have delivered a properly completed Election Form to the Exchange Agent by the Election Deadline, the Dissenting NFC Shares held by such holder shall be converted into a right to receive NPB Common Stock or cash in accordance with the applicable provisions of this Agreement. If any such holder of NFC Common Stock shall have failed to perfect or effectively shall have withdrawn or lost such right, and if such holder shall not have delivered a properly completed Election Form to the Exchange Agent by the Election Deadline, the Dissenting NFC Shares held by such holder shall be designated No-Election Shares and shall be converted on a share by share basis into either the right to receive NPB Common Stock and/or cash in accordance with the applicable provisions of this Agreement.

         (c) All payments in respect of Dissenting NFC Shares, if any, will be made by NPB.

         2.08  Stock Options.
               -------------

         (a) Non-Qualified  Stock Options. On and after the Effective Date, each
             ----------------------------
non-qualified stock option (each, a "NFC NQS Option") to purchase shares of NFC Common Stock issued by NFC and outstanding on the Effective Date shall remain outstanding, subject to the following adjustments:

                  (i) each NFC NQS Option will constitute a right to purchase a number of shares of NPB Common Stock determined in accordance with Section 2.08(a)(ii), below, at a price equal to the amount determined in accordance with
Section 2.08(a)(iii), below;

                  (ii) the number of shares of NPB Common Stock subject to each NFC NQS Option immediately following the Effective Date will be equal to the quotient of: (1) the product of the number of shares of NFC Common Stock originally subject to that option times the original exercise price of that option, divided by (2) the adjusted exercise price of that option immediately following the Effective Date, as determined in accordance with Section 2.08(a)(iii), below; and

                  (iii) the exercise price of each NFC NQS Option immediately after the Effective Date will be equal to the quotient of: (x) the product of the closing price of NPB Common Stock on the Effective Date times the original exercise price of that option, divided by (y) $42.43 (the Cash Consideration).

         (b) Incentive  Stock  Options.  On and after the Effective  Date,  each
             -------------------------
incentive stock option (each, a "NFC ISO", and together with the NFC NQS Options, the "NFC Options") to purchase shares of NFC Common Stock issued by NFC and outstanding on the Effective Date shall remain outstanding, subject to the following adjustments made in a manner consistent with IRC Section 424(a) and Treas. Reg. 1.425-1(a)(4)(i):

                  (i) each NFC ISO will constitute a right to purchase a number of shares of NPB Common Stock determined in accordance with Section 2.08(b)(ii), below, at a price equal to the amount determined in accordance with Section 2.08(b)(iii), below;

                  (ii) the number of shares of NPB Common Stock subject to each NFC ISO immediately following the Effective Date will be equal to the quotient of: (1) the product of the number of shares of NFC Common Stock originally subject to that option times the original exercise price of the option, divided by (2) the adjusted exercise price of that option immediately following the Effective Date, as determined in accordance with Section 2.08(b)(iii), below; and

                  (iii) the exercise price of each NFC ISO immediately after the Effective Date will be equal to the quotient of: (x) the product of the closing price of NPB Common Stock on the Effective Date times the original exercise price of that option, divided by (y) $42.43 (the Cash Consideration).

         (c) Except as otherwise provided in this section, the terms and conditions of all NFC Options will not be changed and such options will remain outstanding and will be exercisable in accordance with the terms of the applicable NFC Option Plan and stock option agreement. As adjusted pursuant to this section, each NFC Option will be referred to herein as an "Adjusted NFC Option".

         (d) As soon as practicable after the Effective Date, but in no event later than ten (10) business days after the Effective Date, NPB shall deliver to the holders of Adjusted NFC Options appropriate notices setting forth the effect of the adjustments described in Section 2.08(a) and Section 2.08(b), above. NPB shall comply with the terms of the NFC Option Plan.

         (e) NPB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of NPB Common Stock for delivery upon exercise of Adjusted NFC Options in accordance with this Agreement. Within ten
(10) business days after the Effective Date, NPB shall file a registration statement on Form S-8 (or any successor other appropriate forms), with respect to the shares of NPB Common Stock issuable upon exercise of the Adjusted NFC Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained thereon) for so long as such options remain outstanding.

         (f) With respect to those individuals who, subsequent to the Merger, will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, NPB shall administer the NFC Option Plan in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

         2.09  Surrender and Exchange of NFC Stock Certificates.
               ------------------------------------------------

         (a) On or prior to the Effective Date, NPB shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of NFC Common Stock electing to receive Cash Consideration pursuant to Section 2.02(b) or
Section 2.02(c), sufficient cash to make all payments to such shareholders of NFC pursuant to, and in accordance with, this Article II. On or prior to the Effective Date, NPB shall provide the Exchange Agent with a letter of instruction, in such form as the Exchange Agent may reasonably require, directing the Exchange Agent to pay the Common Stock Consideration in the form of book-entry shares to holders of shares of NFC Common Stock electing to receive Common Stock Consideration pursuant to Section 2.02(b) or Section
2.02(c) and in accordance with, this Article II. As soon as reasonably practicable after the Effective Date, but in any event not later than ten (10) business days after delivery by NFC to NPB of the correct mailing address for each NFC shareholder, NPB shall cause the Exchange Agent to mail to each holder of one or more certificates representing NFC Common Stock (each, a "NFC Certificate"):

                  (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the NFC

Certificates shall pass, only upon delivery of the NFC Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as NPB reasonably may specify; and

                  (ii) instructions for effecting the surrender of such NFC Certificates in exchange for the Merger Consideration payable for the shares represented thereby.

After completion of the allocation referred to in subsection 2.02(d), and upon surrender of a NFC Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as reasonably may be required by the Exchange Agent, the holder of such NFC Certificate shall be entitled to receive in exchange therefor:

                  (A) a statement evidencing book-entry shares representing, in the aggregate the number of shares (including any fraction thereof) that such holder has the right to receive pursuant to Section 2.02 (after taking into account all shares of NFC Common Stock then held by such holder); and/or

                  (B) a check in the amount of the cash that such holder has the right to receive pursuant to the provisions of Section 2.02 and, with respect to dividends and other distributions, pursuant to the provisions of Section 2.09(b).

         (b) Any statement evidencing book-entry shares issued in exchange for NFC Certificates pursuant to Section 2.09(a) above shall be dated the Effective Date and any holder shall be entitled to dividends and all other rights and privileges pertaining to such shares of stock from the Effective Date. Until surrendered, each NFC Certificate (other than NFC Certificates representing Dissenting NFC Shares) shall, from and after the Effective Date, evidence solely the right to receive the Merger Consideration.

         (c) If an NFC Certificate is exchanged on a date following one or more record dates after the Effective Date for the payment of dividends or any other distribution on shares of NPB Common Stock, NPB shall pay to such shareholder cash in an amount equal to dividends payable on such shares of NPB Common Stock received in exchange for NFC Certificates and pay or deliver any other distribution to which such shareholder is entitled. No interest shall accrue or be payable in respect of dividends or any other distribution otherwise payable under this Section 2.02(c) upon surrender of NFC Certificates. Notwithstanding the foregoing, no party hereto shall be liable to any holder of NFC Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as NFC Certificates are surrendered to NPB for exchange, NPB shall have the right to withhold dividends or any other distributions on the shares of NPB Common Stock issuable to such shareholder.

         (d) Each NFC Certificate delivered for exchange under this Section 2.09 must be endorsed in blank by the registered holder thereof or accompanied by a power of attorney to transfer such shares endorsed in blank by such holder.

         (e) Upon the Effective Date, the stock transfer books for NFC Common Stock will be closed and no further transfers of NFC Common Stock will thereafter be made or recognized. All NFC Certificates surrendered pursuant to this Section 2.09 will be cancelled.

         (f) If there is a transfer of ownership of NFC Common Stock which is not registered in the transfer records of NFC, a statement of book-entry shares evidencing, in the aggregate, the proper number of shares of NPB Common Stock and any dividends or other distributions to which such holder is entitled pursuant to Section 2.09(c), as applicable and appropriate, may be issued with respect to such NFC Common Stock to such a transferee if the NFC Certificate representing such shares of NFC Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         (g) If any NFC Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed NFC Certificate, upon the making of a sworn affidavit of that fact by the holder thereof in form satisfactory to the Exchange Agent, the Merger Consideration as may be required pursuant to this Agreement; provided, however, that the Exchange Agent may, in its sole discretion and as a condition precedent to the delivery of the Merger Consideration to which the holder of such NFC Certificate is entitled as a result of the Merger, require the owner of such lost, stolen or destroyed NFC Certificate to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against NFC, NPB or the Exchange Agent or any other party with respect to the NFC Certificate alleged to have been lost, stolen or destroyed.

         2.10 Anti-Dilution Provisions.  If, in addition to the NPB Stock Split,
              ------------------------
NPB shall, at any time before the Effective Date:

                  (a) declare a dividend in shares of NPB Common Stock with a record date prior to the Effective Date;

                  (b) resolve to combine the outstanding shares of NPB Common Stock into a smaller number of shares;

                  (c) resolve to effect a split or subdivide the outstanding shares of NPB Common Stock with a record date prior to the Effective Date; or

                  (d) reclassify the shares of NPB Common Stock;

then, in any such event, the number of shares of NPB Common Stock to be delivered to NFC shareholders who are entitled to receive shares of NPB Common Stock in exchange for shares of NFC Common Stock shall be adjusted so that each NFC shareholder shall be entitled to receive such number of shares of NPB Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred prior to the happening of such event. (By way of illustration, if NPB shall declare a stock dividend of 3% payable with respect to a record date on or prior to the Effective Date, the Exchange Ratio shall be adjusted upward by 3%.). In addition, in the event that, prior to the Effective Date, NPB enters into an agreement pursuant to which shares of NPB Common Stock would be converted into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each NFC shareholder entitled to receive shares of NPB Common Stock in the Merger shall be entitled to receive such number of shares or other securities or amount or obligations of such other corporation as such shareholder would be entitled to receive if the Effective Date had occurred immediately prior to the happening of such event. Furthermore, in any such event, the dollar amounts referenced in Sections 2.06 and 7.01(c) shall be proportionally adjusted.


                                   ARTICLE III
                                   -----------

                      REPRESENTATIONS AND WARRANTIES OF NFC
                      -------------------------------------

         NFC hereby represents and warrants to NPB as follows:

         3.01  Organization.
               ------------

         (a) NFC is a corporation duly incorporated and validly subsisting under the laws of the Commonwealth of Pennsylvania. NFC is a savings and loan holding company duly registered under the SLHC Act. NFC has the corporate power and authority to carry on its businesses and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. NFC is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

         (b) Nittany Bank is a stock savings bank duly organized and validly existing under the laws of the United States of America. Nittany Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Nittany Bank is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

         (c) The deposits of Nittany Bank are insured by the Savings Association Insurance Fund of the FDIC to the extent provided in the Federal Deposit Insurance Act.

         (d) NFC has no Subsidiaries other than Nittany Bank and those identified in NFC Disclosure Schedule 3.01(d).

         (e) The respective minute books of NFC and each NFC Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors, including committees, in each case in accordance with normal business practice of NFC and the NFC Subsidiary.

         (f) NFC has delivered to NPB true and correct copies of the articles of incorporation and bylaws of NFC and Nittany Bank, and the articles of incorporation and bylaws of each other NFC Subsidiary, each as in effect on the date hereof.

         3.02  Capitalization.
               --------------

         (a) The authorized capital stock of NFC consists of (i) 10,000,000 shares of common stock, par value $.10 per share ("NFC Common Stock"), of which at the date hereof 2,270,442 shares are validly issued and outstanding, fully paid and nonassessable, and free of preemptive rights, and none are held as treasury shares and (ii) 5,000,000 shares of serial preferred stock, no par value per share, of which at the date hereof, no shares are issued and outstanding. NFC has not issued nor is NFC bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of NFC Common Stock or any other security of NFC or any securities representing the right to vote, purchase or otherwise receive any shares of NFC Common Stock or any other security of NFC, except (i) for NFC Options for 90,909 shares of NFC Common Stock issued and outstanding under the NFC Stock Option Plan and (ii) this Agreement.

         (b) NFC owns, directly or indirectly, all of the capital stock of Nittany Bank and the other NFC Subsidiaries, free and clear of any liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding with respect to the capital stock of Nittany Bank or any other NFC Subsidiary. Except for the NFC Subsidiaries, NFC does not possess, directly or indirectly, any material equity interest in any corporation, except for (i) equity interests in Nittany Bank's investment portfolio, (ii) equity interests held in connection with Nittany Bank's commercial loan activities and (iii) as set forth on NFC Disclosure
Schedule 3.02(b).

         (c) To the  Knowledge  of NFC,  except as set  forth on NFC  Disclosure
Schedule 3.02(c) or as disclosed in NFC's proxy materials for its 2005 annual meeting of shareholders, no person or group is the beneficial owner of 5% or more of the outstanding shares of NFC Common Stock (the terms "person", "group" and "beneficial owner" are as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder).

         3.03  Authority; No Violation.
               -----------------------

         (a) NFC has full corporate power and authority to execute and deliver this Agreement and, except for the receipt of the approval of this Agreement by the shareholders of NFC and receipt of all required approvals from Regulatory Authorities, to consummate the Contemplated Transactions. The execution and delivery of this Agreement by NFC and the consummation by NFC of the Contemplated Transactions have been duly and validly approved by the unanimous vote of the Board of Directors of NFC and, except for approval by the shareholders of NFC as required by the BCL, no other corporate proceedings on the part of NFC are necessary to consummate the Merger under the BCL. The affirmative vote of a majority of the votes cast at the NFC Shareholders Meeting is sufficient to approve this Agreement and the Merger. This Agreement has been duly and validly executed and delivered by NFC and constitutes the valid and binding obligation of NFC, enforceable against NFC in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         (b) The execution and delivery of this Agreement by NFC, (i) subject to receipt of approvals from the NFC shareholders and the Regulatory Authorities referred to in Section 4.04 hereof and NFC's and NPB's compliance with any conditions contained therein, the consummation of the Merger, and (ii) compliance by NFC or any NFC Subsidiary with any of the terms or provisions hereof, does not and will not:

                           (A)  conflict  with  or  result  in a  breach  of any
provision of the respective articles of incorporation or bylaws of NFC or any NFC Subsidiary;

                           (B) violate any statute, rule, regulation,  judgment,
order, writ, decree or injunction applicable to NFC or any NFC Subsidiary or any of their respective properties or assets; or

                           (C) except as  described in NFC  Disclosure  Schedule
3.03, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of, the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NFC or any NFC Subsidiary under any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which NFC or any NFC Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, excluding from clauses (B) and (C) hereof, any items which, in the aggregate, would not have a Material Adverse Effect.

         3.04 Consents. No consents or approvals of, or filings or registrations
              --------
with, any public body or authority are necessary, and except as described in NFC Disclosure Schedule 3.04, no consents or approvals of any third parties are necessary, in connection with the execution and delivery of this Agreement by NFC or, subject to the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in
Section 4.04 hereof and compliance with any conditions contained therein and subject to the approval of this Agreement by the shareholders of NFC as required under the BCL, the consummation by NFC of the Contemplated Transactions.

         3.05  Financial Statements.
               --------------------

         (a) NFC has delivered to NPB the NFC Financials, except those pertaining to quarterly periods commencing after June 30, 2005, which it will deliver to NPB within 45 days after the end of the respective quarter. The delivered NFC Financials fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of NFC as of and for the periods ended on the dates thereof, in accordance with GAAP consistently applied, and, in the case of interim period financial statements, which are subject to normal year-end adjustments and footnotes thereto.

         (b) To the Knowledge of NFC, NFC did not, as of the date of the balance sheets referred to above, have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the NFC Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with GAAP consistently applied or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

         3.06 No Material Adverse Change. Neither NFC nor any NFC Subsidiary has
              --------------------------
suffered any adverse change in their respective assets, business, financial condition or results of operations since June 30, 2005 which change has had a Material Adverse Effect, it being understood that the expenses incurred by NFC in connection with this Agreement and the Merger, including, without limitation, the engagement of legal and financial advisors, shall not constitute a Material Adverse Effect.

         3.07  Taxes.
               -----

         (a) NFC and the NFC Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a) of which NFC is a common parent. NFC has filed, and will file, all material federal, state and local tax returns required to be filed by, or with respect to, NFC and the NFC Subsidiaries on or prior to the Closing Date, except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which are shown on such returns to be due for the periods covered thereby from NFC or any NFC Subsidiary to any applicable taxing authority, on or prior to the Closing Date, other than taxes which (i) are not delinquent or are being contested in good faith, (ii) have not been finally determined, or (iii) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect. Such returns or reports are true, complete and correct in all material respects. NFC and the NFC Subsidiaries have paid all taxes and other governmental charges including all applicable interest and penalties set forth in such returns or reports.

         (b) There are no liens on the assets of NFC and the NFC Subsidiaries relating to or attributable to any taxes (other than taxes not yet due and payable). All federal, state and local taxes and other governmental charges payable by NFC and the NFC Subsidiaries have been paid or have been adequately accrued or reserved for on such entity's books in accordance with GAAP and banking regulations applied on a consistent basis, except where failure to pay or accrue would not have a Material Adverse Effect. Until the Effective Date, NFC and the NFC Subsidiaries shall continue to reserve sufficient funds for the payment of expected tax liabilities in accordance with GAAP and banking regulations applied on a consistent basis.

         (c) No consent pursuant to IRC Section 341(f) has been filed, or will be filed prior to the Closing Date, by or with respect to NFC or any NFC Subsidiary.

         (d) To the Knowledge of NFC, there are no material disputes pending, or claims asserted in writing, for taxes or assessments upon NFC or any NFC Subsidiary, nor has NFC or any NFC Subsidiary been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period.

         (e) NFC and the NFC Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, except where failure to withhold or to pay such withholding would not have a Material Adverse Effect.

         (f) Neither NFC nor the NFC Subsidiaries have constituted a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the Merger.

         3.08  Contracts.
               ---------

         (a) Except as described in NFC Disclosure Schedule 3.08(a) or NFC Disclosure Schedule 3.12, neither NFC nor any NFC Subsidiary is a party to or subject to:

                  (i) any employment, consulting, severance, "change-in-control" or termination contract or arrangement with any officer, director, employee, independent contractor, agent or other person, except for "at will" arrangements;

                  (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any officer, director, employee, independent contractor, agent or other person;

                  (iii) any collective bargaining agreement with any labor union relating to employees;

                  (iv) any agreement which by its terms limits the payment of dividends by NFC or any NFC Subsidiary other than generally applicable regulatory restrictions;

                  (v) except in the ordinary course of business, any material instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which NFC or any NFC
Subsidiary is an obligor to any person, other than deposits, repurchase agreements, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business, instruments relating to transactions entered into in the customary course of the banking business of Nittany Bank, and transactions in "federal funds", or which contains financial covenants or other restrictions, other than those relating to the payment of principal and interest when due, which would be applicable on or after the Closing Date;

                  (vi) any contract, other than this Agreement, which restricts or prohibits it from engaging in any type of business permissible under applicable law;

                  (vii) any contract, plan or arrangement which provides for payments or benefits in certain circumstances which, together with other payments or benefits payable to any participant therein or party thereto, might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the IRC;

                  (viii) except in the ordinary course of business, any lease for real property;

                  (ix) any contract or arrangement with any broker-dealer or investment adviser;

                  (x) any investment advisory contract with any investment company registered under the Investment Company Act of 1940; or

                  (xi) any contract or arrangement with, or membership in, any local clearing house or self-regulatory organization.

         (b) All the contracts, plans, arrangements and instruments listed in NFC Disclosure Schedule 3.08(a) or NFC Disclosure Schedule 3.12 are in full force and effect on the date hereof, and neither NFC, any NFC Subsidiary nor, to the Knowledge of NFC, any other party to any such contract, plan, arrangement or instrument, has breached any provision of, or is in default under any term of, any such contract, plan, arrangement or instrument the breach of which or default under which will have a Material Adverse Effect, and, except as described in NFC Disclosure Schedule 3.08(b) no party to any such contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions thereof as a result of the transactions contemplated by this Agreement, the termination of which will have a Material Adverse Effect.

         (c) Except as otherwise described in NFC Disclosure Schedule 3.08(a) or NFC Disclosure Schedule 3.12, no plan, employment agreement, termination agreement or similar agreement or arrangement to which NFC or any NFC Subsidiary is a party or by which NFC or any NFC Subsidiary may be bound:

                           (i) contains  provisions  which permit an employee or
an independent contractor to terminate it without cause and continue to accrue future benefits thereunder;

                           (ii)  provides  for  acceleration  in the  vesting of
benefits thereunder upon the occurrence of a change in ownership or control or merger or other acquisition of NFC or any NFC Subsidiary; or

                           (iii) requires NFC or any NFC Subsidiary to provide a
benefit in the form of NFC Common Stock or determined by reference to the value of NFC Common Stock.

         3.09  Ownership of Property; Insurance Coverage.
               -----------------------------------------

         (a) NFC and each NFC Subsidiary has, and will have as to property acquired after the date hereof, good, and as to real property, marketable, title to all material assets and properties owned by NFC or such NFC Subsidiary, whether real or personal, tangible or intangible, including securities, assets and properties reflected in the balance sheets contained in the NFC Financials or acquired subsequent thereto (except to the extent that such securities are held in any fiduciary or agency capacity and except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, or have been disposed of as obsolete since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except:

                  (i) those items that secure liabilities for borrowed money and that are described in NFC Disclosure Schedule 3.09(a) or permitted under Article V hereof;

                  (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith;

                  (iii) liens for current taxes not yet due and payable;

                  (iv) pledges to secure deposits and other liens incurred in the ordinary course of banking business;

                  (v) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent; and

                  (vi) dispositions and encumbrances for adequate consideration in the ordinary course of business.

NFC and each NFC Subsidiary have the right under leases of material properties used by NFC or such NFC Subsidiary in the conduct of their respective businesses to occupy and use all such properties in all material respects as presently occupied and used by them.

         (b) With respect to all agreements pursuant to which NFC or any NFC Subsidiary has purchased securities subject to an agreement to resell, if any, NFC or such NFC Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby, except to the extent that any failure to obtain such a lien or maintain such collateral would not, individually or in the aggregate, have a Material Adverse Effect.

         (c) NFC and each NFC Subsidiary maintain insurance in amounts considered by NFC to be reasonable for their respective operations, and such insurance is similar in scope and coverage in all material respects to that maintained by other businesses similarly situated. Neither NFC nor any NFC Subsidiary has received notice from any insurance carrier that:

                  (i)  such   insurance  will  be  cancelled  or  that  coverage
thereunder will be reduced or eliminated; or

                  (ii) premium costs with respect to such insurance will be substantially increased;

except to the extent such cancellation, reduction, elimination or increase would not have a Material Adverse Effect.

         (d) NFC and each NFC Subsidiary maintain such fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations.

         3.10 Legal Proceedings.  Except as set forth on NFC Disclosure Schedule
              -----------------
3.10, neither NFC nor any NFC Subsidiary is a party to any, and there are no pending or, to the Knowledge of NFC, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or regulatory inquiries of any nature:

         (a) against NFC or any NFC Subsidiary;

         (b) to which the assets of NFC or any NFC Subsidiary are subject;

         (c) challenging the validity or propriety of any of the Contemplated Transactions; or

         (d) which could materially adversely affect the ability of NFC, Nittany Bank or any other NFC Subsidiary to perform their respective obligations under this Agreement or to consummate the Bank Merger;

except   for   any   proceedings,    claims,   actions,   customer   complaints,
investigations,   or  inquiries  referred  to  in  clauses  (a)  or  (b)  which, individually or in the aggregate, would not have a Material Adverse Effect.

         3.11  Compliance with Applicable Law.
               ------------------------------

         (a) NFC and each NFC Subsidiary hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its businesses nor otherwise have a Material Adverse Effect.

         (b) NFC and each NFC Subsidiary have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authority, and have filed all other reports and statements required to be filed by them, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not have a Material Adverse Effect.

         (c) No Regulatory Authority has initiated any proceeding or, to the Knowledge of NFC, investigation into the business or operations of NFC or any NFC Subsidiary, except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

         (d) Neither NFC nor any NFC Subsidiary has received any notification or communication from any Regulatory Authority:

                  (i) asserting that NFC or any NFC Subsidiary is not in substantial compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved;

                  (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to NFC or any NFC Subsidiary;

                  (iii) requiring or threatening to require NFC or any NFC Subsidiary, or indicating that NFC or any NFC Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of NFC or any NFC Subsidiary, including without limitation any restriction on the payment of dividends; or

                  (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of NFC or any NFC Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement");

in each case except as heretofore disclosed to NPB.

         (e) Neither NFC nor any NFC Subsidiary has received, consented to, or entered into any Regulatory Agreement, except as heretofore disclosed to NPB.

         (f) To the Knowledge of NFC, except as heretofore disclosed to NPB, there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to NFC or any NFC Subsidiary would have a Material Adverse Effect.

         (g) There is no injunction, order, judgment or decree imposed upon NFC or any NFC Subsidiary or the assets of NFC or any NFC Subsidiary which has had, or, to the Knowledge of NFC, would have, a Material Adverse Effect.

         3.12  ERISA.
               -----

         (a) NFC has delivered to NPB true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other material employee benefit plans, policies, agreements and arrangements, all of which are set forth in NFC Disclosure Schedule 3.12, currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of NFC or any other entity (a "NFC ERISA Affiliate") that, together with NFC, is treated as a single employer under IRC Sections 414(b),(c),(m) or (o) (collectively, the "NFC Benefit Plans"), together with:

                  (i) the most recent actuarial (if any) and financial reports relating to those NFC Benefit Plans which constitute "qualified plans" under IRC
Section 401(a);

                  (ii) the most recent Form 5500 (if any) relating to such NFC Benefit Plans filed with the IRS; and

                  (iii) the most recent IRS determination letters which pertain to any such NFC Benefit Plans.

         (b) Neither NFC nor any NFC ERISA Affiliate, and no pension plan (within the meaning of ERISA Section 3(2)) maintained or contributed to by NFC or any NFC ERISA

Affiliate, has incurred any liability to the Pension Benefit Guaranty Corporation or to the IRS with respect to any pension plan qualified under IRC
Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan.

         (c) Neither NFC nor any NFC ERISA Affiliate has ever contributed to or otherwise incurred any liability with respect to a multi-employer plan (within the meaning of ERISA Section 3(37)).

         (d) Each NFC Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC, except where any such non-compliance would not have a Material Adverse Effect.

         (e) There is no existing, or, to the Knowledge of NFC, contemplated, audit of any NFC Benefit Plan by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental authority. In addition, there are no pending or threatened claims by, on behalf of or with respect to any NFC Benefit Plan, or by or on behalf of any individual participant or beneficiary of any NFC Benefit Plan, alleging any violation of ERISA or any other applicable laws, or claiming benefits (other than claims for benefits not in dispute and expected to be granted promptly in the ordinary course of business), nor to the Knowledge of NFC, is there any basis for such claim.

         (f) With respect to any services which NFC or any NFC Subsidiary may provide as a record-keeper, administrator, custodian, fiduciary, trustee or otherwise for any plan, program, or arrangement subject to ERISA (other than any NFC Benefit Plan), NFC and each NFC Subsidiary:

                  (i) have correctly computed all contributions, payments or other amounts for which it is responsible;

                  (ii) have not engaged in any prohibited transactions (as defined in ERISA Section 406 for which an exemption does not exist);

                  (iii) have not breached any duty imposed by ERISA: and

                  (iv) have not otherwise incurred any liability to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation, or to any beneficiary, fiduciary or sponsor of any ERISA plan in the performance (or non-performance) of services;

except  where any such  action or  inaction  would not have a  Material  Adverse
Effect.

         (g) NFC Disclosure Schedule 3.12(g) sets forth a schedule of all payments and benefits (including the acceleration of any rights or the continuation of any benefits) which will or may be made by NFC, Nittany Bank or NPB with respect to any employee that will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the IRC.

         3.13. State Takeover Statutes. No "business combination," "fair price,"
               -----------------------
"control transaction," "control share acquisition," or other similar antitakeover statute or regulation under state or federal law or provision contained in the NFC's articles of incorporation or bylaws is applicable to the Contemplated Transactions.

         3.14 Brokers and Finders.  Neither NFC, any NFC Subsidiary,  nor any of
              -------------------
their respective officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement, except for Ryan Beck & Co. ("Ryan Beck"), whose engagement letter with NFC is included in NFC Disclosure Schedule 3.14.

         3.15  Environmental Matters.
               ---------------------

         (a) Except as set forth on NFC Disclosure Schedule 3.15, to the Knowledge of NFC, neither NFC nor any NFC Subsidiary, nor any property owned or operated by NFC or any NFC Subsidiary, has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth on NFC Disclosure Schedule 3.15, there are no actions, suits or proceedings, or demands, claims or notices, including without limitation notices, demand letters or requests for information from any Regulatory Authority, instituted or pending, or to the Knowledge of NFC, threatened, or any investigation pending, relating to the liability of NFC or any NFC Subsidiary with respect to any property owned or operated by NFC or any NFC Subsidiary under any Environmental Law, except as to any such actions or other matters which would not result in a Material Adverse Effect.

         (b) Except as set forth on NFC Disclosure Schedule 3.15, to the Knowledge of NFC, no property, now or formerly owned or operated by NFC or any NFC Subsidiary or on which NFC or any NFC Subsidiary holds or held a mortgage or other security interest or has foreclosed or taken a deed in lieu of foreclosure, has been listed or proposed for listing on the National Priority List ("NPL") under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), is listed on the Comprehensive Environmental Response Compensation and Liabilities Information System ("CERCLIS"), or is listed or proposed to be listed on any state list similar to the NPL or the CERCLIS, or is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against NFC or any NFC Subsidiary for response costs, remedial work, investigation, damage to natural resources or for personal injury or property damage, including, but not limited to, claims under CERCLA, which would have a Material Adverse Effect.

         3.16 Business of NFC.  Except as described in NFC  Disclosure  Schedule
              ---------------
3.16, since June 30, 2005, neither NFC nor any NFC Subsidiary has, in any material respect:

         (a) increased the wages, salaries, compensation, pension or other employee benefits payable to any executive officer, employee or director, except as is permitted in Section 5.01(d) of this Agreement;

         (b) eliminated employee benefits;

         (c) deferred routine maintenance of real property or leased premises;

         (d) eliminated a reserve where the liability related to such reserve has remained;

         (e) failed to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in its business; or

         (f) had an extraordinary reduction or deferral of ordinary or necessary expenses.

         3.17 CRA  Compliance.  NFC and Nittany Bank are in material  compliance
              ---------------
with the applicable provisions of the CRA, and, as of the date hereof, Nittany Bank has received a CRA rating of "satisfactory" or better from the OTS. To the Knowledge of NFC, there is no fact or circumstance or set of facts or circumstances which would cause NFC or Nittany Bank to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

         3.18 Information to be Supplied.
              --------------------------
         (a) The information supplied by NFC for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to shareholders of NFC, and up to and including the date of the NFC Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

         (b) The information supplied by NFC for inclusion in the Applications will, at the time each such document is filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.

         3.19  Related Party Transactions.
               --------------------------

         (a) Except as set forth on NFC Disclosure Schedule 3.19, or as is disclosed in the footnotes to the NFC Financials, as of the date hereof, neither NFC nor any NFC Subsidiary is a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of NFC or any NFC Subsidiary, and all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other "persons" (as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder), except with respect to variations in such terms as would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) Except as set forth in NFC Disclosure Schedule 3.19, as of the date hereof, no loan or credit accommodation to any NFC Affiliate is presently in default or, during the three-year period prior to the date of this Agreement, has been in material default or has been restructured, modified or extended in any manner which would have a Material Adverse Effect. To the Knowledge of NFC, as of the date hereof, principal and interest with respect to any such loan or other credit accommodation will be paid when due and the loan grade classification accorded such loan or credit accommodation is appropriate.

         3.20 Loans.  All loans  reflected as assets in the NFC  Financials  are
              -----
evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests which have been perfected, excluding loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect.

         3.21  Allowance  for Loan Losses.  The allowance for loan losses shown,
               --------------------------
and to be shown, on the balance sheets contained in the NFC Financials have been, and will be, established in accordance with GAAP and all applicable regulatory criteria.

         3.22  Reorganization.  As of the  date  hereof,  NFC  does not have any
               --------------
reason to believe that the Merger will fail to qualify as a reorganization under
Section 368(a) of the IRC.

         3.23  Fairness  Opinion.  NFC has received an opinion from Ryan Beck to
               -----------------
the effect that, as of the date hereof, the consideration to be received by shareholders of NFC pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

         3.24  Securities Documents.  NFC has delivered to NPB copies of:
               --------------------

        (a) NFC's annual reports on SEC Form 10-KSB for the years ended December 31, 2004 and 2003;

        (b) NFC's quarterly reports on SEC Form 10-QSB for the quarters ended March 31, 2005, and June 30, 2005;

        (c) all other reports, registration statements and filings of NFC filed with the SEC since January 1, 2005; and

        (d) NFC's proxy materials used in connection with its meetings of shareholders held in 2005 and 2004.

Such reports and proxy materials complied, in all material respects, and all future SEC reports, filings, and proxy materials will comply, in all material respects, with the rules and regulations of the SEC to the extent applicable thereto, and all such SEC reports, filings and proxy materials did not and will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

         3.25  Sarbanes-Oxley Act Compliance.
               -----------------------------

         (a) Each of the principal executive officer and the principal financial officer of NFC has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder and under the Exchange Act (collectively, the
"Sarbanes-Oxley Act") with respect to NFC's SEC reports, and NFC has made available to NPB a summary of any disclosure made by NFC's management to the NFC's auditors and audit committee referred to in such certifications. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings ascribed to such terms in the Sarbanes-Oxley Act.

         (b) NFC has (i) designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information relating to NFC, including its consolidated Subsidiaries, is made known to its principal executive officer and principal financial officer; (ii) designed internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; (iii) evaluated the effectiveness of NFC's disclosure controls and procedures and, to the extent required by applicable law, presented in any applicable NFC SEC reports that is a report on Form 10-KSB or Form 10-QSB or any amendment thereto its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation; and (iv) to the extent required by applicable law, disclosed in such report or amendment any change in NFC's internal control over financial reporting that occurred during the period covered by such report or amendment that has materially affected, or is reasonably likely to materially affect, NFC's internal control over financial reporting.

         (c) To NFC's Knowledge, NFC does not have any (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect NFC's ability to record, process, summarize and report financial information, and (ii) no fraud, whether or not material, that involves management or other employees who have a significant role in NFC's internal control over financial reporting, has occurred since January 1, 2002.

         (d) Since July 30, 2002, NFC has been in compliance in all material respects with the applicable requirements of the Sarbanes-Oxley Act in effect from time to time. NFC Disclosure Schedule 3.25 sets forth, as of the date hereof, a schedule of all officers and directors of NFC who may have outstanding loans from NFC, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

         3.26 Quality of  Representations.  No representation or warranty of NFC
              ---------------------------
in this Agreement and no statement in the NFC Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. No notice given pursuant to Section 5.06 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.


                                   ARTICLE IV
                                   ----------

                      REPRESENTATIONS AND WARRANTIES OF NPB
                      -------------------------------------

         NPB hereby represents and warrants to NFC as follows:

         4.01  Organization.
               ------------

         (a) NPB is a corporation duly incorporated and validly subsisting under the laws of the Commonwealth of Pennsylvania. NPB is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended. NPB has the corporate power to carry on its businesses and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. NPB is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

         (b) NPBank is a national banking association duly organized and validly existing under the laws of the United States. NPBank has the corporate power to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. NPBank is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

         (c) The deposits of NPBank are insured by the Bank Insurance Fund of the FDIC to the extent provided in the Federal Deposit Insurance Act.

         (d) NPB has no Subsidiaries other than those identified in NPB Disclosure Schedule 4.01(d).

         (e) The respective minute books of NPB and each NPB Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors, including committees, in each case in accordance with the normal business practice of NPB and the NPB Subsidiary.

         (f) NPB has delivered to NFC true and correct copies of the respective articles of incorporation, articles of association and bylaws of NPB and NPBank, as in effect on the date hereof.

         4.02  Capitalization.
               --------------

         (a) The authorized capital stock of NPB consists of (a) 62,500,000 shares of common stock, without par value ("NPB Common Stock"), of which, as of August 25, 2005 and without giving effect to the NPB Stock Split, 10,284 shares are validly issued and held by NPB as treasury stock and 34,778,493 shares are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, and (b) 1,000,000 shares of preferred stock, without par value, of which none are issued. NPB has not issued nor is NPB bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of NPB Common Stock or any other security of NPB or any securities representing the right to vote, purchase or otherwise receive any shares of NPB Common Stock or any other security of NPB, except (i) for options to acquire shares of NPB Common Stock issued under NPB's various stock option plans, (ii) pursuant to NPB's employee stock purchase plan, dividend reinvestment plan and directors' fee plan, (iii) pursuant to the Rights Agreement, (iv) pursuant to this Agreement, and (v) pursuant to the NPB Stock Split.

         (b) NPB owns, directly or indirectly, all of the capital stock of NPBank and the other NPB Subsidiaries, free and clear of any liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding with respect to the capital stock of NPBank or any other NPB Subsidiary. Except for the NPB Subsidiaries, NPB does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests in the investment portfolios of NPB's Subsidiaries, equity interests held by NPB's Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of NPB's Subsidiaries.

         (c) To the  Knowledge  of NPB,  except as set  forth on NPB  Disclosure
Schedule 4.02(c) or as disclosed in NPB's proxy materials for its 2005 annual meeting of shareholders, no person or group is the beneficial owner of 5% or more of the outstanding shares of NPB Common Stock (the terms "person", "group" and "beneficial owner" are as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder).

         4.03  Authority; No Violation.
               -----------------------

         (a) NPB has full corporate power and authority to execute and deliver this Agreement and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by NPB and the consummation by NPB of the Contemplated Transactions (including, without limitation, the issuance of the Adjusted NFC Options) have been duly and validly approved by the Board of Directors of NPB by unanimous vote and no other corporate proceedings on the part of NPB are necessary to consummate the Merger. This Agreement has been duly and validly executed and delivered by NPB and constitutes the valid and binding obligation of NPB, enforceable against NPB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         (b) The execution and delivery of this Agreement by NPB, (i) subject to receipt of approvals from the Regulatory Authorities referred to in Section 4.04 hereof and NPB's and NFC's compliance with any conditions contained therein,
(ii) the consummation of the Contemplated Transactions, and (iii) compliance by NPB with any of the terms or provisions hereof, do not and will not:

                           (A)  conflict  with  or  result  in a  breach  of any
provision of the respective articles of incorporation, articles of association or bylaws of NPB or any NPB Subsidiary;

                           (B) violate any statute, rule, regulation,  judgment,
order, writ, decree or injunction applicable to NPB or any NPB Subsidiary or any of their respective properties or assets; or

                           (C) violate, conflict with, result in a breach of any
provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NPB or any NPB Subsidiary under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which NPB or any NPB Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, excluding from clauses (B) and (C) any such items which, in the aggregate, would not have a Material Adverse Effect.

         4.04  Consents.  Except for consents and approvals of, or filings with,
               --------
the SEC, the FRB, the PDB, the NASD and state securities or "blue sky" authorities, no consents or approvals of, or filings or registrations with, any public body or authority are necessary in connection with the execution and delivery of this Agreement by NPB or the consummation of the Contemplated Transactions.

         4.05  Financial Statements.
               --------------------

         (a) NPB has delivered to NFC the NPB Financials, except those pertaining to quarterly periods commencing after June 30, 2005, which it will deliver to NFC within 45 days after the end of the respective quarter. The delivered NPB Financials fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of NPB as of and for the periods ended on the dates thereof, in accordance with GAAP consistently applied, and, in the case of interim period financial statements, which are subject to normal year-end adjustments and footnotes thereto.

         (b) To the Knowledge of NPB, NPB did not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the NPB Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with GAAP consistently applied or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

         4.06 No Material Adverse Change. Neither NPB nor any NPB Subsidiary has
              --------------------------
suffered any adverse change in their respective assets, business, financial condition or results of operations since June 30, 2005 which change has had a Material Adverse Effect.

         4.07  Taxes.
               -----

         (a) NPB and the NPB Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a) of which NPB is the common parent. NPB has filed, and will file, all material federal, state and local tax returns required to be filed by, or with respect to, NPB and the NPB Subsidiaries on or prior to the Closing Date, except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which are shown on such returns to be due for the periods covered thereby from NPB or any NPB Subsidiary to any applicable taxing authority, on or prior to the Closing Date, other than taxes which (i) are not delinquent or are being contested in good faith, (ii) have not been finally determined, or (iii) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect. Such returns or reports are true, complete and correct in all material respects. NFC and the NFC Subsidiaries have paid all taxes and other governmental charges including all applicable interest and penalties set forth in such returns or reports.

         (b) There are no liens on the assets of NPB and the NPB Subsidiaries relating to or attributable to any taxes (other than taxes not yet due and payable). All federal, state and local taxes and other governmental charges payable by NPB and the NPB Subsidiaries have been paid or have been adequately accrued or reserved for on such entity's books in accordance with GAAP and banking regulations applied on a consistent basis, except where failure to pay or accrue would not have a Material Adverse Effect. Until the Effective Date, NPB and the NPB Subsidiaries shall continue to reserve sufficient funds for the payment of expected tax liabilities in accordance with GAAP and banking regulations applied on a consistent basis.

         (c) To the Knowledge of NPB, there are no material disputes pending, or claims asserted in writing, for taxes or assessments upon NPB or any NPB Subsidiary, nor has NPB or any NPB Subsidiary been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period.

         (d) NPB and the NPB Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, except where failure to withhold or to pay such withholding would not have a Material Adverse Effect.

         4.08  Contracts.  Except as described on NPB Disclosure  Schedule 4.08,
               ---------
neither NPB nor any NPB Subsidiary is a party to or subject to: (i) any agreement which by its terms limits the payment of dividends by NPB or any NPB Subsidiary, or (ii) any contract, other than this Agreement, which restricts or prohibits it from engaging in any type of business permissible under applicable law.

         4.09  Ownership of Property; Insurance Coverage.
               -----------------------------------------

         (a) NPB and each NPB Subsidiary has, and will have as to property acquired after the date hereof, good, and as to real property, marketable, title to all material assets and properties owned by NPB or such NPB Subsidiary, whether real or personal, tangible or intangible, including securities, assets and properties reflected in the balance sheets contained in the NPB Financials or acquired subsequent thereto (except to the extent that such securities are held in any fiduciary or agency capacity and except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, or have been disposed of as obsolete since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except:

                  (i) those items that secure liabilities for borrowed money and that are described in NPB Disclosure Schedule 4.08 or permitted under Article V hereof;

                  (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith;

                  (iii) liens for current taxes not yet due and payable;

                  (iv) pledges to secure deposits and other liens incurred in the ordinary course of banking business;

                  (v) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent; and

                  (vi) dispositions and encumbrances for adequate consideration in the ordinary course of business.

NPB and each NPB Subsidiary have the right under leases of material properties used by NPB or such NPB Subsidiary in the conduct of their respective businesses to occupy and use all such properties in all material respects as presently occupied and used by them.

         (b) With respect to all agreements pursuant to which NPB or any NPB Subsidiary has purchased securities subject to an agreement to resell, if any, NPB or such NPB Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby, except to the extent that any failure to obtain such a lien or maintain such collateral would not, individually or in the aggregate, have a Material Adverse Effect.

         (c) NPB and each NPB Subsidiary maintain insurance in amounts considered by NPB to be reasonable for their respective operations, and such insurance is similar in scope and coverage in all material respects to that maintained by other businesses similarly situated. Neither NPB nor any NPB Subsidiary has received notice from any insurance carrier that:

                  (i)  such   insurance  will  be  cancelled  or  that  coverage
thereunder will be reduced or eliminated; or

                  (ii) premium costs with respect to such insurance will be substantially increased;

except to the extent such cancellation, reduction, elimination or increase would not have a Material Adverse Effect.

         (d) NPB and each NPB Subsidiary maintain such fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations.

         4.10  Financing.  At the Effective  Date,  NPB will have available cash
               ---------
sufficient to pay the amounts required to be paid and will have duly reserved sufficient shares of NPB Common Stock to be issued to NFC shareholders pursuant to this Agreement, upon consummation of the Merger.

         4.11 Legal Proceedings.  Except as described in NPB Disclosure Schedule
              -----------------
4.11, neither NPB nor any NPB Subsidiary is a party to any, and there are no pending or, to the Knowledge of NPB, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or regulatory inquiries of any nature:

         (a) against NPB or any NPB Subsidiary;

         (b) to which the assets of NPB or any NPB Subsidiary are subject;

         (c) challenging the validity or propriety of any of the Contemplated Transactions; or

         (d) which could materially adversely affect the ability of NPB or any other NPB Subsidiary to perform their respective obligations under this Agreement;

except   for   any   proceedings,    claims,   actions,   customer   complaints,
investigations,   or  inquiries  referred  to  in  clauses  (a)  or  (b)  which, individually or in the aggregate, would not have a Material Adverse Effect.

         4.12  Compliance with Applicable Law.
               ------------------------------

         (a) NPB and each NPB Subsidiary hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses nor otherwise have a Material Adverse Effect.

         (b) NPB and each NPB Subsidiary have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authority, and have filed all other reports and statements required to be filed by them, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not have a Material Adverse Effect.

         (c) No Regulatory Authority has initiated any proceeding or, to the Knowledge of NPB, investigation into the businesses or operations of NPB or any of its Subsidiaries, except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

         (d) Neither NPB nor any NPB Subsidiary has received any notification or communication from any Regulatory Authority:

                  (i) asserting that NPB or any NPB Subsidiary is not in substantial compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved;

                  (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to NPB or any NPB Subsidiary;

                  (iii) requiring or threatening to require NPB or any NPB Subsidiary, or indicating that NPB or any NPB Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of NPB or any NPB Subsidiary, including without limitation any restriction on the payment of dividends; or

                  (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of NPB or any NPB Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement");

in each case except as heretofore disclosed to NFC.

         (e) Neither NPB nor any NPB Subsidiary has received, consented to, or entered into any Regulatory Agreement except as heretofore disclosed to NFC.

         (f) To the Knowledge of NPB, there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to NPB or any NPB Subsidiary would have a Material Adverse Effect.

         (g) There is no injunction, order, judgment or decree imposed upon NPB or any NPB Subsidiary or the assets of NPB or any NPB Subsidiary which has had, or, to the Knowledge of NPB, would have, a Material Adverse Effect.

         4.13  ERISA.
               -----

         (a) NPB has delivered to NFC true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other material employee benefit plans, policies, agreements and arrangements, all of which are set forth in NPB Disclosure Schedule 4.13, currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of NPB or any other entity (an "NPB ERISA Affiliate") that, together with NPB, is treated as a single employer under IRC Sections 414(b),(c),(m) or (o) (collectively, the "NPB Benefit Plans"), together with:

                  (i) the most recent actuarial (if any) and financial reports relating to those NPB Benefit Plans which constitute "qualified plans" under IRC
Section 401(a);

                  (ii) the most recent Form 5500 (if any) relating to such NPB Benefit Plans filed by them, respectively, with the IRS; and

                  (iii) the most recent IRS determination letters which pertain to any such NPB Benefit Plans.

         (b) Neither NPB nor any NPB ERISA Affiliate, and no pension plan (within the meaning of ERISA Section 3(2)) maintained or contributed to by NPB or any NPB ERISA Affiliate, has incurred any liability to the Pension Benefit Guaranty Corporation or to the IRS with respect to any pension plan qualified under IRC Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan.

         (c) Neither NPB nor any NPB ERISA Affiliate has ever contributed to or otherwise incurred any liability with respect to a multi-employer plan (within the meaning of ERISA Section 3(37)).

         (d) Each NPB Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC, except where any such non-compliance would not have a Material Adverse Effect.

         (e) There is no existing, or, to the Knowledge of NPB, contemplated, audit of any NPB Benefit Plan by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental authority. In addition, there are no pending or threatened claims by, on behalf of or with respect to any NPB Benefit Plan, or by or on behalf of any individual participant or beneficiary of any NPB Benefit Plan, alleging any violation of ERISA or any other applicable laws, or claiming benefits (other than claims for benefits not in dispute and expected to be granted promptly in the ordinary course of business), nor to the Knowledge of NPB, is there any basis for such claim.

         (f) With respect to any services which NPB or any NPB Subsidiary may provide as a record-keeper, administrator, custodian, fiduciary, trustee or otherwise for any plan, program, or arrangement subject to ERISA (other than any NPB Benefit Plan), NPB and each NPB Subsidiary:

                  (i) have correctly computed all contributions, payments or other amounts for which it is responsible;

                  (ii) have not engaged in any prohibited transactions (as defined in ERISA Section 406 for which an exemption does not exist);

                  (iii) have not breached any duty imposed by ERISA: and

                  (iv) have not otherwise incurred any liability to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation, or to any beneficiary, fiduciary or sponsor of any ERISA plan in the performance (or non-performance) of services;

except  where any such  action or  inaction  would not have a  Material  Adverse
Effect.

         4.14 Brokers and Finders.  Neither NPB, any NPB Subsidiary,  nor any of
              -------------------
their respective officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the Contemplated Transactions, except for Sandler O'Neill & Partners, LP ("Sandler") whose engagement letter with NPB is included in NPB Disclosure Schedule 4.14.

         4.15  Environmental Matters.
               ---------------------

         (a) Except as set forth on NPB Disclosure Schedule 4.15, to the Knowledge of NPB, neither NPB, any NPB Subsidiary, nor any property owned or operated by NPB or any NPB Subsidiary, has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth on NPB Disclosure Schedule 4.15, there are no actions, suits or proceedings, or demands, claims or notices, including without limitation notices, demand letters or requests for information from any Regulatory Authority, instituted or pending, or to the Knowledge of NPB, threatened, or any investigation pending, relating to the liability of NPB or any NPB Subsidiary with respect to any property owned or operated by NPB or any NPB Subsidiary under any Environmental Law, except as to any such actions or other matters which would not result in a Material Adverse Effect.

         (b) Except as set forth on NPB Disclosure Schedule 4.15, to the Knowledge of NPB no property, now or formerly owned or operated by NPB or any NPB Subsidiary or on which NPB or any NPB Subsidiary holds or held a mortgage or other security interest or has foreclosed or taken a deed in lieu of foreclosure, has been listed or proposed for listing on the NPL under CERCLA, is listed on the CERCLIS, or is listed or proposed to be listed on any state list similar to the NPL or the CERCLIS, or is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against NPB or any NPB Subsidiary for response costs, remedial work, investigation, damage to natural resources or for personal injury or property damage, including, but not limited to, claims under CERCLA, which would have a Material Adverse Effect.

         4.16  Business  of NPB.  Since June 30,  2005,  neither NPB nor any NPB
               ----------------
Subsidiary has, in any material respect:

         (a) increased the wages, salaries, compensation, pension or other employee benefits payable to any executive officer, employee or director;

         (b) eliminated employee benefits;

         (c) deferred routine maintenance of real property or leased premises;

         (d) eliminated a reserve where the liability related to such reserve has remained;

         (e) failed to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in its business; or

         (f) had an extraordinary reduction or deferral of ordinary or necessary expenses.

         4.17 CRA Compliance. NPB and NPBank are in material compliance with the
              --------------
applicable provisions of the CRA, and, as of the date hereof, NPBank has received a CRA rating of "satisfactory" or better from the OCC. To the Knowledge of NPB, there is no fact or circumstance or set of facts or circumstances which would cause NPBank to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

         4.18  Allowance  for Loan Losses.  The allowance for loan losses shown,
               --------------------------
and to be shown, on the balance sheets contained in the NPB Financials have been, and will be, established in accordance with GAAP and all applicable regulatory criteria.

         4.19  Information to be Supplied.
               --------------------------

         (a) The information supplied by NPB for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, as of the date the Registration Statement is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to shareholders of NFC, and up to and including the date of the NFC Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

         (b) The information supplied by NPB for inclusion in the Applications will, at the time each such document is filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.

         4.20  Related Party Transactions.
               --------------------------

         (a) Except as set forth on NPB Disclosure Schedule 4.20 or in the footnotes to the NPB Financials, as of the date hereof, neither NPB nor any NPB Subsidiary is a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of NPB or any NPB Subsidiary, and all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other "persons" (as defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), except with respect to variations in such terms as would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) Except as set forth in NPB Disclosure Schedule 4.20, as of the date hereof, no loan or credit accommodation to any Affiliate of NPB or any NPB Subsidiary is presently in default or, during the three-year period prior to the date of this Agreement, has been in material default or has been restructured, modified or extended in any manner which would have a Material Adverse Effect. To the Knowledge of NPB, as of the date hereof, principal and interest with respect to any such loan or other credit accommodation will be paid when due and the loan grade classification accorded such loan or credit accommodation is appropriate.

         4.21 Loans.  All loans  reflected as assets in the NPB  Financials  are
              -----
evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests which have been perfected, excluding loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect.

         4.22  Reorganization.  As of the  date  hereof,  NPB  does not have any
               --------------
reason to believe that the Merger will fail to qualify as a reorganization under
Section 368(a) of the IRC. NPB shall not take any action which would preclude the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC.

         4.23 Fairness Opinion.  NPB has received an opinion from Sandler to the
              ----------------
effect that, as of the date hereof, the consideration to be paid by NPB pursuant to this Agreement is fair, from a financial point of view, to NPB and the NPB Shareholders.

         4.24 NPB Common Stock. NPB has (and will have as of the Effective Date)
              ----------------
sufficient authorized but unissued shares of NPB Common Stock to satisfy its obligations to issue shares of NPB Common Stock pursuant to this Agreement including upon the exercise of Adjusted NFC Options. The shares of NPB Common Stock to be issued and delivered to NFC shareholders in accordance with this Agreement, and the shares of NPB Common Stock issuable pursuant to the Adjusted NFC Options, when so issued and delivered, will be duly authorized and validly issued and fully paid and non-assessable, and no shareholder of NPB shall have any pre-emptive right with respect thereto.

         4.25 Securities Documents.  NPB has delivered to NFC copies of:
              --------------------

         (a) NPB's annual reports on SEC Form 10-K for the years ended December 31, 2004 and 2003;

         (b) NPB's quarterly reports on SEC Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

         (c) all other reports, registration statements and filings of NPB filed with the SEC since January 1, 2005; and

         (d) NPB's proxy materials used in connection with its meetings of shareholders held in 2005 and 2004.

Such reports and proxy materials complied, in all material respects, and any future SEC reports, filings, and proxy materials will comply, in all material respects, with the rules and regulations of the SEC to the extent applicable thereto. All such SEC reports, filings and proxy materials did not and will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

         4.26 Rights Agreement.  No event or circumstance has occurred resulting
              ----------------
in, and the execution of this Agreement by NPB and consummation of the Contemplated Transactions will not result in the grant, issuance or triggering of any right or entitlement or the obligation to grant or issue any interest in NPB Common Stock or enable or allow any right or other interest associated with the Rights Agreement to be exercised, distributed or triggered.

         4.27 "Well  Capitalized".  NPB and NPBank are "well capitalized" within
              -------------------
the meaning of the FRB's and OCC's regulations, respectively. NPB and NPBank will be "well capitalized" on the Closing Date.

         4.28  Sarbanes-Oxley Act Compliance.
               -----------------------------

         (a) Each of the principal executive officer and the principal financial officer of NPB has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder and under the Exchange Act (collectively, the
"Sarbanes-Oxley Act") with respect to NPB's SEC reports, and NPB has made available to NPB a summary of any disclosure made by NPB's management to the NPB's auditors and audit committee referred to in such certifications. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings ascribed to such terms in the Sarbanes-Oxley Act.

         (b) NPB has (i) designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information relating to NPB, including its consolidated Subsidiaries, is made known to its principal executive officer and principal financial officer; (ii) designed internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; (iii) evaluated the effectiveness of NPB's disclosure controls and procedures and, to the extent required by applicable law, presented in any applicable NPB SEC reports that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation; and (iv) to the extent required by applicable law, disclosed in such report or amendment any change in NPB's internal control over financial reporting that occurred during the period covered by such report or amendment that has materially affected, or is reasonably likely to materially affect, NPB's internal control over financial reporting.

         (c) To NPB's Knowledge, except as disclosed in NPB Disclosure Schedule 4.28(c) or in NPB's Annual Report on Form 10-K for the year ended December 31, 2004 or subsequently filed Form 10-Qs: (i) NPB does not have any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect NPB's ability to record, process, summarize and report financial information, and (ii) no fraud, whether or not material, that involves management or other employees who have a significant role in NPB's internal control over financial reporting, has occurred since January 1, 2002.

         (d) Since July 30, 2002, NPB has been in compliance in all material respects with the applicable requirements of the Sarbanes-Oxley Act in effect from time to time. NPB Disclosure Schedule 4.28(d) sets forth, as of the date hereof, a schedule of all officers and directors of NPB who may have outstanding loans from NPB, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

         4.29 Quality of  Representations.  No representation or warranty of NPB
              ---------------------------
in this Agreement and no statement in the NPB Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. No notice given pursuant to Section 5.06 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.


                                    ARTICLE V
                                    ---------

                            COVENANTS OF THE PARTIES
                            ------------------------

         5.01 Conduct of NFC's  Business.  Through the Closing Date,  NFC shall,
              --------------------------
and shall cause each NFC Subsidiary to, in all material respects, conduct its businesses and engage in transactions only in the ordinary course and consistent with past practice, except as otherwise required or contemplated by this Agreement or with the written consent of NPB. NFC shall, and shall cause each NFC Subsidiary to, use its reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees, and preserve the good will of customers of NFC or the NFC Subsidiaries and others with whom business relationships exist, provided that non-customer contact job vacancies that occur prior to the Effective Date through attrition shall not be filled or any new employees hired, in each case without the prior written consent of NPB, such consent not to be unreasonably withheld. NFC shall have the right to replace customer contact employees in the ordinary course of business consistent with past practice. Through the Closing Date, except as otherwise consented to in writing by NPB (such consent shall not be unreasonably withheld) or as permitted by this Agreement, NFC shall not, and shall not permit any NFC Subsidiary to:

         (a) change any provision of its articles of incorporation or of its bylaws;

         (b) change the number of authorized or issued shares of its capital stock; repurchase any shares of capital stock; or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of capital stock; declare, set aside or pay any dividend or other distribution in respect of capital stock; or redeem or otherwise acquire any shares of NFC capital stock; except that:

                  (i) NFC may issue shares of NFC Common Stock upon the valid exercise of any NFC Options issued and outstanding on the date hereof, but excluding any options where the exercise thereof would breach a signed Letter Agreement.

                  (ii) NFC may declare and pay a semi-annual cash dividend at a rate of $0.25 per share in December 2005. If Closing does not occur by March 31, 2006, NFC may pay an additional cash dividend of $0.125 per share and if Closing does not then occur by June 30, 2006, NFC may pay another additional cash dividend of $0.125 per share prior to Closing.

                  (iii) any Subsidiary of NFC may pay dividends to NFC to the extent permitted by applicable regulatory restrictions.

         (c) grant any severance or termination pay, other than pursuant to policies or agreements of NFC or any NFC Subsidiary in effect on the date hereof, to, or enter into or amend any employment, consulting, severance, "change-in-control" or termination contract or arrangement with, any officer, director, employee, independent contractor, agent or other person associated with NFC or any NFC Subsidiary;

         (d) grant job promotions or increase the rate of compensation of, or pay any bonus to, any director, officer, employee, independent contractor, agent or other person associated with NFC or any NFC Subsidiary, except for:

                  (i) routine periodic pay increases, selective merit pay increases and pay-raises in connection with promotions, all in accordance with past practice; provided, however, that such pay increases and raises shall not exceed five percent (5.0%) in the aggregate; and

                  (ii) annual bonuses that have been accrued on the most recent balance sheet included in the NFC Financial Statements prior to the date of such payment and payable in the ordinary course, consistent with past practice, to persons designated by NFC and approved by NPB (such approval not to be unreasonably withheld) in the amounts, at the times and as otherwise set forth in NFC Disclosure Schedule 5.01(d)(ii); and

                  (iii) retention bonuses on account of the Contemplated Transactions granted in good faith reasonable amounts not to exceed $175,000 in the aggregate and to be payable to persons not parties to employment or change-in-control agreements and designated by NFC (and approved by NPB, such approval not to be unreasonably withheld) on the earlier of (i) the 30th day following the conversion of NFC's computer system to NPB's computer system or
(ii) the 120th day following the Effective Date;

         (e) merge or consolidate with any other corporation; sell or lease all or any substantial portion of its assets or businesses; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization; enter into a purchase and assumption transaction with respect to deposits, loans or liabilities; relocate or surrender its certificate of authority to maintain, or file an application for the relocation of, any existing office; file an application for a certificate of authority to establish a new office; change the status of any office as to its supervisory jurisdiction; or fail to maintain and enforce in any material respect its code of ethics and applicable compliance procedures;

         (f) sell or otherwise dispose of any material asset, other than in the ordinary course of business, consistent with past practice; subject any asset to a lien, pledge, security interest or other encumbrance, other than in the ordinary course of business consistent with past practice; modify in any material manner the manner in which it has heretofore conducted its business or enter into any new line of business; incur any indebtedness for borrowed money, except in the ordinary course of business, consistent with past practice;

         (g) take any action which would result in any of the conditions set forth in Article VI hereof not being satisfied;

         (h) change any method, practice or principle of accounting, except as required by changes in GAAP concurred in by its independent certified public accountants; or change any assumption underlying, or any method of calculation of, depreciation of any type of asset or establishment of any reserve;

         (i) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing material agreement to which it is a party, other than in the ordinary course of business, consistent with past practice;

         (j) except as disclosed in NFC Disclosure Schedule 5.01(j), implement any pension, retirement, profit-sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or amend any existing plan or arrangement except as required by law;

         (k) amend or otherwise modify its underwriting and other lending guidelines and policies in effect as of the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice, other than as required by law, regulation or Regulatory Authorities;

         (l) enter into, renew, extend or modify any other transaction with any Affiliate, other than deposit and loan transactions in the ordinary course of business and which are in compliance with the requirements of applicable laws and regulations;

         (m) enter into any interest rate swap, floor or cap or similar commitment, agreement or arrangement;

         (n) take any action that would give rise to a right of payment to any individual under any employment agreement, except (i) in the ordinary course of business consistent with past practice, and (ii) for the execution of this Agreement;

         (o) purchase any security for its investment portfolio (i) rated less than "AAA" by either Standard & Poor's Corporation or Moody's Investor Services, Inc., or (ii) with a remaining maturity more than five (5) years;

         (p) except as set forth on NFC Disclosure Schedule 5.01(p), make any capital expenditure of $100,000 or more; or undertake or enter into any lease, contract or other commitment for its account, other than in the ordinary course of business, involving an unbudgeted capital expenditure by NFC of more than $100,000, or extending beyond twelve (12) months from the date hereof;

         (q) take any action that would preclude the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC; or

         (r) agree to do any of the foregoing;

provided, that notwithstanding the foregoing restrictions, NFC will (i) permit the exchange of NFC NQS Options in the manner set forth on NFC Disclosure
Schedule 5.01(r) and (ii) purchase the life insurance described in Section 5.07(a)(iv).

         5.02  Access; Confidentiality.
               -----------------------

         (a) Through the Closing Date, each party hereto shall afford to the other, including its authorized agents and representatives, reasonable access to its and its Subsidiaries' businesses, properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of each party shall furnish the other party making such investigation, including its authorized agents and representatives, with such financial and operating data and other information with respect to such businesses, properties, assets, books and records and personnel as the party making such investigation, or its authorized agents and representatives, shall from time to time reasonably request.

         (b) Each party hereto agrees that it, and its authorized agents and representatives, will conduct such investigation and discussions hereunder in a confidential manner and otherwise in a manner so as not to interfere unreasonably with the other party's normal operations and customer and employee relationships. Neither NFC, NPB, nor any of their respective subsidiaries, shall be required to provide access to or disclose information where such access or disclosure would violate or prejudice the rights of customers, jeopardize attorney-client privilege or similar privilege with respect to such information or contravene any law, rule, regulation, decree, order, fiduciary duty or agreement entered into prior to the date hereof.

         (c) All information furnished to NPB or NFC by the other in connection with the Contemplated Transactions, whether prior to the date of this Agreement or subsequent hereto, shall be held in confidence to the extent required by, and in accordance with, the Confidentiality Agreement.

         5.03  Regulatory Matters.  Through the Closing Date:
               ------------------

         (a) NPB and NFC shall cooperate with one another in the preparation of the Registration Statement (including the Prospectus/Proxy Statement) and all Applications and the making of all filings for, and shall use their reasonable best efforts to obtain, as promptly as practicable, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the Contemplated Transactions. NPB and NFC shall each give the other reasonable time to review any Application to be filed by it prior to the filing of such Application with the relevant Regulatory Authority, and each shall consult the other with respect to the substance and status of such filings.

         (b) NFC and NPB shall each promptly furnish the other with copies of written communications to, or received by them from, any Regulatory Authority in respect of the Contemplate Transactions.

         (c) NFC and NPB shall cooperate with each other in the foregoing matters and shall furnish the other with all information concerning itself as may be necessary or advisable in connection with any Application or filing, including any report filed with the SEC, made by or on behalf of such party to or with any Regulatory Authority in connection with the Contemplated
Transactions, and in each such case, such information shall be accurate and complete in all material respects. In connection therewith, NFC and NPB shall use their reasonable good faith efforts to provide each other certificates, certifications from accountants and other documents reasonably requested by the other, provided that the cost associated with obtaining any accountant's certification shall be borne by NPB.

         5.04 Taking of Necessary Actions. Through the Closing Date, in addition
              ---------------------------
to the specific agreements contained herein, each party hereto shall use reasonable best efforts to take, or cause to be taken by each of its Subsidiaries, all actions, and to do, or cause to be done by each of its Subsidiaries, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Contemplated Transactions including, if necessary, appealing any adverse ruling in respect of any Application.

         5.05 No  Solicitation.  NFC shall not, nor shall it authorize or permit
              ----------------
any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to:

         (a) initiate, solicit, encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes any Acquisition Proposal (as defined herein);

         (b) enter into or maintain or continue discussions or negotiate with any person in furtherance of an Acquisition Proposal; or

         (c) agree to or endorse any Acquisition Proposal;

NFC shall (unless it believes, after consultation with its counsel, that such notification would violate the NFC Board of Directors' fiduciary duties) notify NPB as promptly as practicable, in reasonable detail, as to any inquiries and proposals which it or any of its representatives or agents may receive; provided, however, that notwithstanding anything to the contrary contained in this Agreement:

                  (i) NFC may furnish or cause to be furnished confidential and non-public information concerning NFC and its businesses, properties or assets to a third party

                  (ii) NFC may engage in discussions or negotiations with a third party;

                  (iii) following receipt of an Acquisition Proposal, NFC may take and disclose to its shareholders a position with respect to such Acquisition Proposal; and/or

                  (iv) following receipt of an Acquisition Proposal, the NFC Board of Directors may withdraw or modify its recommendation of the Merger; but in respect of the foregoing clauses (i) through (iv) only if the NFC Board of Directors shall conclude in good faith after consultation with its legal and financial advisors, that failure to do so would result in a breach by such directors of their fiduciary duties to NFC's shareholders.

As used herein, the term "Acquisition Proposal" means a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for: (A) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of NFC, any NFC Subsidiary, or any other business combination involving NFC or any NFC Subsidiary; or (B) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of NFC Common Stock or the then outstanding shares of common stock of any NFC Subsidiary.

         5.06 Update of  Disclosure  Schedules.  Through the Closing  Date,  NFC
              --------------------------------
shall update the NFC Disclosure Schedule, and NPB shall update the NPB Disclosure Schedule, as promptly as practicable after the occurrence of any event which, if such event had occurred prior to the date hereof, would have been disclosed on such schedule.

         5.07  Other Undertakings by NPB and NFC.
               ---------------------------------

         (a) Undertakings of NFC.
             -------------------

                  (i) Shareholder Approval.  NFC shall call a special meeting of
                      --------------------
the NFC shareholders (the "NFC Shareholders Meeting") to be held as soon as practicable after the Registration Statement is declared effective by the SEC, for purposes of voting upon the adoption of this Agreement and the approval of the transactions contemplated hereby. NFC shall use commercially reasonable efforts to solicit and obtain the votes of the NFC shareholders in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby. Subject to compliance with its fiduciary duties, the Board of Directors of NFC shall recommend approval of such transactions by such shareholders. In connection with the NFC Shareholders Meeting, NPB and NFC shall cooperate in the preparation of the Prospectus/Proxy Statement and, with the approval of each of NPB and NFC (which approvals will not be unreasonably withheld), the Prospectus/Proxy Statement will be mailed to the NFC shareholders within twenty
(20) days of receipt of the "deemed completed letter" from the FRB.

                   (ii) Updated  Fairness  Opinion.  NFC shall obtain an updated
                        --------------------------
written opinion from Ryan Beck to the effect that the consideration to be received by shareholders of NFC pursuant to this Agreement is fair, from a financial point of view, to such shareholders, dated not more than ten (10) days prior to the date of mailing of the Prospectus/Proxy Statement to the shareholders of NFC, for inclusion in such Prospectus/Proxy Statement.

                  (iii) Phase I  Environmental  Audit.  NFC shall permit NPB, if
                        -----------------------------
NPB elects to do so, at its own cost and expense, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by NFC or any NFC Subsidiary. NPB must commence a "phase I environmental audit" within thirty (30) days of the date of this Agreement or NPB's right to perform such an audit shall be waived.

                  (iv) NFC will acquire, as soon as possible and not later than forty-five (45) days following the date hereof, two "key man" life insurance policies naming itself as the beneficiary, the first insuring the life of David
Z. Richards for a period of two (2) years in an amount of Three Million Five Hundred Thousand Dollars ($3,500,000) and the second insuring the life of David
Z. Richards for a period of ten (10) years in an amount of One Million Five Hundred Thousand Dollars ($1,500,000).

         (b) Undertakings of NPB and NFC.
             ---------------------------

                  (i) Filings and  Approvals.  NPB and NFC shall  cooperate with
                      ----------------------
each other in the preparation and filing, as soon as practicable, of:

                           (A)  the Applications;

                           (B)  the   Registration   Statement   (including  the
Prospectus/Proxy Statement) and related filings, if any, under state securities laws relating to the Merger; and

                           (C) all other documents necessary to obtain any other
approvals and consents required to effect consummation of the Contemplated Transactions.

                  (ii)  Public  Announcements.  NPB and NFC shall agree upon the
                        ---------------------
form and substance of any press release related to this Agreement and the Contemplated Transactions, but nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which its counsel deems necessary under applicable law.

                  (iii)  Maintenance of Insurance.  NPB and each NPB Subsidiary,
                         ------------------------
and NFC and each NFC Subsidiary, shall maintain insurance in such amounts as NPB and NFC, respectively, believe are reasonable to cover such risks as are customary in relation to the character and location of its and their respective Subsidiaries' properties and the nature of its and their respective Subsidiaries' businesses.

                  (iv)  Maintenance  of  Books  and  Records.  NPB and  each NPB
                        ------------------------------------
Subsidiary, and NFC and each NFC Subsidiary, shall maintain books of account and records on a basis consistent with past practice.

                  (v) Taxes.  NPB and each NPB Subsidiary,  and NFC and each NFC
                      -----
Subsidiary, shall file all federal, state, and local tax returns required to be filed by it on or before the date such returns are due, including any extensions, and pay all taxes shown to be due on such returns on or before the dates such payments are due, except those being contested in good faith.

                  (vi)  Integration  Team. NPB and NFC shall cooperate with each
                        -----------------
other in the selection of an integration team, which team shall plan and implement an orderly, cost-effective consolidation of NFC's back room operations presently located in State College, Pennsylvania and elsewhere, into NPB's operations in Boyertown, Pennsylvania. Consistent with NFC maintaining its independent status prior to the Effective Date, NPB will provide sufficient resources and personnel to effectively guide the integration team.

                  (vii)  Outside  Service  Bureau  Contracts.  NPB and NFC shall
                         -----------------------------------
cooperate with each other, and if mutually agreed in the interest of an orderly, cost-effective consolidation of operations, terminate any contract or arrangement NFC or any NFC Subsidiary may have with an outside service bureau (including, but not limited to, any entity that provides data processing services for NFC or Nittany Bank), provided that no such termination shall be effective until after the Effective Date and any fees or penalties associated with any such termination shall not constitute a Material Adverse Effect with respect to NFC.

                  (viii)  In-House  Operations.  NPB and NFC  shall,  subject to
                          --------------------
applicable legal requirements, (i) cooperate with each other, and (ii) if mutually agreed in the interest of an orderly, cost-effective consolidation of operations and competitive market issues, terminate any in-house back office, support, processing or other operational activities or services of NFC or any NFC Subsidiary, including without limitation accounting, loan processing and deposit services, and substitute a contract or arrangement between NPB or any NPB Subsidiary (as NPB shall select) and NFC for the provision of similar services to NFC or any NFC Subsidiary on terms and conditions mutually acceptable to NFC and NPB.

                  (ix) Accruals and Reserves.  At the request of NPB, subject to
                       ---------------------
any limitations imposed by law, GAAP and the fiduciary duties of the Board of Directors of NFC, NFC shall establish such additional accruals and reserves as may be reasonably necessary to conform NFC's accounting and credit loss reserve practices and methods to those of NPB; provided, however, that NFC shall not be required to take such action prior to the satisfaction (or waiver in writing) of the conditions to Closing set forth in Section 6.01; provided further, however, that no such additional accruals and reserves will be required to be made more than five (5) business days prior to the Closing Date. No such additional accruals or reserves made by NFC pursuant to this subsection shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of NFC or its management with any such adjustments.

                  (x) Delivery of Financial  Statements.  NPB and NFC shall each
                      ---------------------------------
deliver to the other, as soon as practicable after the end of each month and after the end of each calendar quarter prior to the Effective Date, commencing with the month ended August 31, 2005, an unaudited consolidated balance sheet as of such date and related unaudited consolidated statements of income and cash flows for the periods then ended, which financial statements shall fairly present, in all material respects, its consolidated financial condition, results of operations and cash flows for the periods then ended in accordance with GAAP, subject to year-end audit adjustments and footnotes.

                  (xi) Delivery of SEC Documents. NPB and NFC shall each deliver
                       -------------------------
to the other copies of all reports filed with the SEC under the Exchange Act promptly upon the filing thereof.

         (c) Undertakings of NPB.
             -------------------

                  (i) Employees, Severance Policy.
                      ---------------------------

                           (A)   Subject   to   NPB's   usual    personnel   and
qualification policies, NPB will endeavor to continue the employment of all current non-management employees of NFC in positions that will contribute to the successful performance of the combined organization. More specifically, NPB will, after consultation with David Z. Richards, President and Chief Executive Officer of NFC, prior to or soon after the Closing Date, inform each NFC employee of the likelihood of such employee having continued employment with Nittany Bank, NPB, NPBank or any other NPB Subsidiary following the Closing, it being NPB's intent to retain all customer contact personnel, and NPB will permit any NFC employee to apply for any employment position posted as available with Nittany Bank, NPB, NPBank or any other NPB Subsidiary. NPB will give any NFC applicant priority consideration. Where there is a coincidence of responsibilities, NPB will try to reassign the affected individual to a needed position that utilizes the skills and abilities of the individual. If that is impracticable or if NPB elects to eliminate a position or does not offer the employee comparable employment (i.e., a position of substantially similar job description or responsibilities at substantially the same salary level in a work location within twenty-five (25) miles of the employee's then current work location with
NFC), NPB will make severance payments to the displaced employee as set forth in this Section 5.07(c)(i).

                           (B)  Subject to the  following  minimum  and  maximum
benefits, NPB will grant an eligible employee two weeks of severance pay (at his then current pay rate) for each year of an employee's service with NFC or any NFC Subsidiary prior to the employment termination date. The minimum benefit shall be eight weeks' salary for full-time employees, which will be pro-rated for part-time employees. The maximum severance benefit will be 16 weeks' salary.

                           (C) All employees of NFC or of any NFC  Subsidiary on
the date  hereof  will be  eligible  for  severance  benefits  set forth in this
Section 5.07(c)(i), except that:

                                    (1)  No  employee  of  NFC  or  of  any  NFC
Subsidiary who shall receive any payment or benefit pursuant to any "change in control" agreement or similar plan or right shall be eligible for any severance benefits; and

                                    (2)  No  employee  of  NFC  or  of  any  NFC
Subsidiary with an operating systems conversion support role of any kind shall be eligible for any severance benefits unless such employee continues in employment for 30 days following the actual consolidation and conversion of NFC's operating systems with and into NPB's operating systems, which, as of the date hereof, is scheduled to be completed not later than sixty days after the Effective Date.

                           (D) Each person eligible for severance  benefits will
remain eligible for such benefits if his or her employment is terminated, other than for "cause", within twelve months after the Effective Date. Any person whose employment with NPB or any NPB Subsidiary is terminated without "cause" after twelve months from the Effective Date shall receive such severance benefit from NPB or such NPB Subsidiary as is provided for in NPB's general severance policy for such terminations (with full credit being given for each year of service with NFC or any NFC Subsidiary in addition to the years of service with NPB or any NPB Subsidiary).

                           (E) For purposes of this Section 5.07(c)(i),  "cause"
means  the  employer's  good  faith  reasonable  belief  that the  employee  (1)
committed fraud, theft or embezzlement; (2) falsified corporate records; (3) disseminated confidential information concerning customers, NPB, any NPB Subsidiary or any of its or their employees in violation of any applicable confidentiality agreement or policy; (4) had documented unsatisfactory job performance under NPB's dismissal policy; or (5) violated NPB's Code of Conduct. The foregoing definition of "cause" is the definition of "cause" used by NPB and its Subsidiaries in the ordinary course of its business.

                  (ii)  Employee Benefits.
                        -----------------

                           (A) As of the Effective Date, each employee of NFC or
of any NFC Subsidiary who becomes an employee of NPB or of any NPB Subsidiary shall be entitled to full credit for each year of service with NFC of the NFC Subsidiary for purposes of determining eligibility for participation and vesting, but not benefit accrual for periods of prior service, in NPB's, or as appropriate, in the NPB Subsidiary's, employee benefit plans, programs and policies. NPB shall use the original date of hire by NFC or a NFC Subsidiary in making these determinations.

                           (B)  The   employee   benefits   provided  to  former
employees of NFC or a NFC Subsidiary after the Effective Date shall be reasonably equivalent in the aggregate to the employee benefits provided by NPB or its Subsidiaries to their similarly situated employees. The medical, dental and life insurance plans, programs or policies, if any, that become applicable to former employees of NFC or any NFC Subsidiary shall not contain any exclusion or limitation with respect to any pre-existing condition of any such employees or their dependents.

                           (C) Subject to the other  provisions  of this Section
5.07(c)(ii) and Section 2.07, after the Effective Date, NPB may discontinue, amend, convert to, or merge with, an NPB or NPB Subsidiary plan any NFC Benefit Plan, subject to such plan's provisions and applicable law.

                           (D)  The  supplemental   executive  retirement  plans
currently maintained by NFC or Nittany Bank are in the process of being terminated, to be effective on or prior to December 31, 2005, and all accrued amounts under such plans shall be paid to the beneficiaries of such plans upon the plans' termination, all in accordance with the plan documents and any applicable law, rule or regulation. On or prior to December 31, 2005, Nittany Bank shall implement a new supplemental executive retirement plan, that will be partially funded by Bank-Owned Life Insurance, such plan and such insurance to be subject to NPB's prior written approval, not to be unreasonably withheld and subject to the parameters described in NFC Disclosure Schedule 5.01(j).

                  (iii) Election of NPBank Directors.
                        ----------------------------

                           (A) Upon  consummation  of the Merger and  subject to
compliance with all applicable legal requirements, NPB shall cause NPBank to elect two (2) persons selected by NFC's Board of Directors and approved by NPB (which approval will not be unreasonably withheld) (each, an "NFC NPBank Nominee") as directors of NPBank, effective the Effective Date, each to hold office until his successor is elected and qualified or otherwise in accordance with applicable law, the articles of association and bylaws of NPBank; and NPB and NPBank shall take all steps necessary to insure that the NFC NPBank Nominees are re-elected to NPBank's Board of Directors, in one case, for each of the five years, and in the other case, for each of the three years, following the Effective Date if such person is in office as director of NPBank on the annual election dates.

                           (B) If either NFC NPBank  Nominee,  or any successor,
resigns, dies or is otherwise removed from NPBank's Board of Directors prior to the end of the fifth or third, as the case may be, one-year term, the former NFC directors who are then serving on the Nittany Bank Board, by a plurality vote, shall have the right to select the successor to such NFC NPBank Nominee, or any successor, subject to (A) compliance with the NPB/NPBank Bylaws Restrictions,
(B) such person being "independent" as defined by the SEC and Nasdaq, and (C) approval of such person by NPB (which approval will not be unreasonably withheld). NPB shall take all reasonable steps to elect such successor to the NPBank Board of Directors.

                           (C) The covenants in this Section  5.07(c)(iii) shall
expire if and when NPB shall be acquired, merged or otherwise sold.

                  (iv) Nittany Division, Nittany Board.
                       -------------------------------

                           (A)  Upon   consummation  of  the  Merger  and  until
consummation of the Bank Merger, NPB shall operate Nittany Bank as a Federal stock savings bank consisting of all Nittany Bank's present community offices. The Board of Directors of Nittany Bank shall, during this time period, consist of all the members of NFC's Board of Directors at the Effective Date and one or two NPB or NPBank representatives selected by NPB; NFC's current non-employee directors serving as directors of Nittany Bank during this time period shall receive the same compensation received by them as NFC directors at the date hereof.

                           (B) Upon  consummation of the Bank Merger,  NPB shall
cause NPBank to establish and operate a separate banking division called "Nittany Bank, a Division of National Penn Bank" (the "Nittany Bank Division"). The Nittany Bank Division will consist of all Nittany Bank's present community offices.

                           (C) For at least five years after the  Closing  Date,
all offices and operations of the Nittany Bank Division will be branded, subject to NPB's reasonable discretion, using the name "Nittany Bank, a Division of National Penn Bank", including without limitation all branch signage, statements, communications, business cards, stationary, brochures, web site, marketing materials, promotional items, billing and all other aspects of the Nittany Bank Division.

                           (D) Upon  consummation of the Bank Merger,  NPB shall
cause NPBank to establish the "Nittany Bank Division Board of Directors" (the "Nittany Bank Board"). The Nittany Bank Board shall initially consist of the members of NFC's Board of Directors at the Effective Date and one or two NPB or NPBank representatives selected by NPB. In accordance with NPB corporate governance procedures and guidelines, the Nittany Bank Board will have authority to recommend additional members from time to time. NPB anticipates that the emphasis of the Nittany Bank Board will be on business development, marketing and expansion of the Nittany Bank Division.

                           (E) NFC's current  non-employee  directors who become
Nittany Bank Board Members shall receive compensation comparable to the compensation received by them as NFC directors at the date hereof. Other persons who may be selected for service on the Nittany Bank Board shall be compensated in accordance with NPB's standard compensation arrangements for divisional board members, which is partially fixed and partially incentive-based compensation. NFC's current non-employee directors who become Nittany Bank Board Members shall have the option of electing to receive such NPB standard compensation. The Nittany Bank Board shall have indemnification and insurance coverage no less favorable than members of the Board of Directors of NPBank.

                           (F) NPB shall  operate  Nittany  Bank or the  Nittany
Bank Division, and maintain the Nittany Bank Board at the foregoing compensation level, for a period of at least five years after the Effective Date. This covenant shall expire if (i) NPB shall be acquired, merged or otherwise sold and the Nittany Bank Division is not continued, or (ii) if agreed to by a majority vote of both the Nittany Bank Board and the NPBank Board of Directors, each an "Acceleration Event". If an Acceleration Event occurs, within thirty (30) days of the occurrence of such Acceleration Event, any unpaid amount of the five-year commitment to directors' fees shall be paid out in a lump sum. On or before the Closing, NPB will place the full amount of the five-year commitment to directors' fees in escrow accounts on which interest will be paid at the "National Penn Investors Trust Company" money market account rate.

                           (G) NPB shall  permit the  Nittany  Bank  Division to
maintain its Bellefonte and State College advisory boards in existence as of the date hereof at the same rate of compensation as currently provided with membership to be determined in the reasonable discretion of the Nittany Bank Division Board, subject to the final approval of the NPB Nominating/Corporate Governance Committee.

                  (v)  Division  Financial   Performance  Incentive  Plan.  Upon
                       --------------------------------------------------
consummation of the Merger, NPB shall adopt a Financial Performance Incentive Plan covering Nittany Bank and the Nittany Bank Division for the five calendar years commencing with calendar year 2006. This plan will include (i) the determination of the parties as to the allocation of expenses relating to or resulting from the Contemplated Transactions in calendar year 2006 (ii) factors such as earnings, asset and deposit growth, maintenance of asset quality, retention of key personnel and net interest margin improvements, and (iii) will provide for aggregate performance-based incentive compensation not to exceed $400,000 in 2006, assuming the factors set forth in the Financial Performance Incentive Plan have been satisfied. It is NPB's intent to continue this plan at not less than the $400,000 level provided that appropriate goals and targets are set and met for each of the remaining years.

                  (vi) Indemnification, Insurance.
                       --------------------------

                           (A) NPB shall  indemnify,  defend,  and hold harmless
the directors, officers, employees and agents of NFC and the NFC Subsidiaries (each, an "Indemnified Party") against all losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities and amounts paid in settlement arising out of actions or omissions or alleged acts or omissions (collectively, "Prior Acts") occurring at or prior to the Effective Date (including the Contemplated Transactions) to the fullest extent permitted by Pennsylvania law, including provisions relating to advances of expenses incurred in the defense of any proceeding to the full extent permitted by Pennsylvania law upon receipt of any undertaking required by Pennsylvania law. Without limiting the foregoing, in a case (if any) in which a determination by NPB is required to effectuate any indemnification, NPB shall direct, at the election of the Indemnified Party, that the determination shall be made by independent counsel mutually agreed upon between NPB and the Indemnified Party.

                           (B) NPB shall use its reasonable best efforts to, and
it shall cause NPBank to, keep in effect provisions in its articles of incorporation or association and bylaws providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted by Pennsylvania law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right to indemnification.

                           (C) NPB shall use its  reasonable  best  efforts (and
NFC shall cooperate and assist prior to the Effective Date in these efforts), at no expense to the beneficiaries, to:

                                    (1)  maintain   directors'   and   officers'
liability insurance ("D&O Insurance") for the Indemnified Parties with respect to matters occurring at or prior to the Effective Date, issued by a carrier assigned a claims-paying ability rating by A.M. Best & Co. of "A (Excellent)" or higher; or

                                    (2) obtain  coverage  for Prior Acts for the
Indemnified Parties under the directors' and officers' liability insurance policies currently maintained by NPB;

in either case, providing at least the same coverage as the D&O Insurance currently maintained by NFC and containing terms and conditions which are no less favorable to the beneficiaries, for a period of at least six (6) years, but not less than three (3) years, from the Effective Date; provided, that NPB shall not be obligated to make annual premium payments for such six-year period in respect of the D&O Insurance which exceed, for the portion related to NFC's directors and officers, $23,826.00 (150% of the annual premium payment, as of June 30, 2005, under NFC's current policy in effect on the date of this Agreement) (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, NPB shall use its reasonable best efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

                           (D) If any claim is made  against  present  or former
directors, officers or employees of NFC or any NFC Subsidiary who are covered or potentially covered by insurance, neither NPBank nor NPB shall do anything that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition thereof.

                           (E) If NPB or any of its  successors or assigns shall
consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger or shall transfer all or substantially all of its assets to any person, then and in each case, proper provision shall be made so that the successors and assigns of NPB shall assume the obligations set forth in this Section 5.07(c)(vi).

                           (F) The  provisions of this Section  5.07(c)(vi)  are
intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

                           (G) NPB shall pay all expenses,  including reasonable
attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.07(c)(vi).

                  (vii) Reorganization.  Through the Closing Date, NPB shall not
                        --------------
take  any  action  that  would   preclude  the  Merger  from   qualifying  as  a
reorganization within the meaning of Section 368 of the IRC.

                  (viii)  Conduct of NPB's  Business.  Through the Closing Date,
                          --------------------------
NPB shall use its reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees, and preserve the good will of customers of NPB and others with whom business relationships exist.


                                   ARTICLE VI
                                   ----------

                                   CONDITIONS
                                   ----------

         6.01  Conditions  to  NFC's  Obligations  under  this  Agreement.   The
               ----------------------------------------------------------
obligations of NFC hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by NFC pursuant to Section 8.03 hereof:

         (a) Corporate  Proceedings.  All action  required to be taken by, or on
             ----------------------
the part of, NPB to authorize the execution, delivery and performance of this Agreement, and the consummation of the Contemplated Transactions, shall have been duly and validly taken by NPB, and NFC shall have received certified copies of the resolutions evidencing such authorizations.

         (b) Covenants; Representations. The obligations of NPB required by this
             --------------------------
Agreement to be performed by NPB at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of NPB set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true in all respects as of the date of this Agreement and as of the Closing Date.

         (c) Approvals of Regulatory Authorities.  Procurement by NFC and NPB of
             -----------------------------------
all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto for the Contemplated Transactions; and no such approval or consent shall have imposed any condition or requirement (other than conditions or requirements previously disclosed) which would so materially and adversely impact the economic or business benefits to

NFC or NPB of the Contemplated Transactions that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

         (d) No  Injunction.  There shall not be in effect any order,  decree or
             --------------
injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the Contemplated Transactions.

         (e)  Officer's   Certificate.   NPB  shall  have  delivered  to  NFC  a
              -----------------------
certificate, dated the Closing Date and signed, without personal liability, by its Chairman or President, to the effect that the conditions set forth in subsections (a), (b), (c) (only as such subsection relates to NPB) and (d) of this Section 6.01 have been satisfied.

         (f)  Registration  Statement.   The  Registration  Statement  shall  be
              -----------------------
effective under the Securities Act, and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration
Statement; and all approvals deemed necessary by NPB's counsel from state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained.

         (g) Tax Opinion.  NFC shall have received an opinion of Reed Smith LLP,
             -----------
counsel to NPB, dated the Closing Date, to the effect that (a) the Merger constitutes a reorganization under Section 368(a) of the IRC, and (b) any gain realized in the Merger will be recognized only to the extent of cash or other property (other than NPB Common Stock) received in the Merger, in rendering their opinion, such counsel may require and rely upon representations and reasonable assumptions, including those contained in certificates of officers of NFC, NPB and others.

         (h)  Approval by NFC's  Shareholders.  This  Agreement  shall have been
              -------------------------------
approved by the shareholders of NFC by such vote as is required by the BCL and the articles of incorporation and bylaws of NFC.

         (i) Other Documents.  NFC shall have received such other  certificates,
             ---------------
documents or instruments from NPB or its officers or others as NFC shall have reasonably requested in connection with accounting or income tax treatment of the Contemplated Transactions, or related securities law compliance.

         (j) Nasdaq  Listing.  The NPB Common  Stock,  including  the NPB Common
             ---------------
Stock to be issued in the Merger and pursuant to the Adjusted NFC Options, shall continue to be authorized for quotation on Nasdaq.

         (k) Rights  Agreement.  No event shall have occurred which shall result
             -----------------
in the grant, issuance or triggering of any right or entitlement or the obligation to grant or issue any interest in NPB Common Stock or enable or allow any right or other interest associated with the Rights Agreement to be exercised, distributed or triggered, and no other event shall have occurred under the Rights Agreement which would materially adversely affect any current or future right or interest of any holders of NFC Common Stock.

         (l) Key Nittany  Management  Agreements.  Neither NPB nor NPBank  shall
             -----------------------------------
have violated, or taken any action to renounce or repudiate, the Key Nittany Management Agreements.

         (m) Exchange Agent  Certificate.  NFC shall have received a certificate
             ---------------------------
from the Exchange Agent certifying its receipt of sufficient cash and irrevocable authorization to issue shares of NPB Common Stock to satisfy NPB's obligations to pay the aggregate Merger Consideration.

         6.02  Conditions  to  NPB's  Obligations  under  this  Agreement.   The
               ----------------------------------------------------------
obligations of NPB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by NPB pursuant to Section 8.03 hereof:

         (a) Corporate  Proceedings.  All action  required to be taken by, or on
             ----------------------
the part of, NFC to authorize the execution, delivery and performance of this Agreement, and the consummation of the Contemplated Transactions, shall have been duly and validly taken by NFC, and NPB shall have received certified copies of the resolutions evidencing such authorizations.

         (b) Covenants; Representations. The obligations of NFC required by this
             --------------------------
Agreement to be performed by NFC at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of NFC set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except as to any representation or warranty to the extent the breach of such representation or warranty does not have a Material Adverse Effect.

         (c) Approvals of Regulatory Authorities.  Procurement by NPB and NFC of
             -----------------------------------
all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto for the Contemplated Transactions; and no such approval or consent shall have imposed any condition or requirement (other than conditions or requirements previously disclosed) which would so materially and adversely impact the economic or business benefits to NPB or NFC of the Contemplated Transactions that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

         (d) No  Injunction.  There shall not be in effect any order,  decree or
             --------------
injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the Contemplated Transactions.

         (e)  Officer's   Certificate.   NFC  shall  have  delivered  to  NPB  a
              -----------------------
certificate, dated the Closing Date and signed, without personal liability, by its Chairman or President, to the effect that the conditions set forth in subsections (a), (b), (c) (only as such subsection relates to NFC) and (d) of this Section 6.02 have been satisfied.

         (f)  Registration  Statement.   The  Registration  Statement  shall  be
              -----------------------
effective under the Securities Act, and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration
Statement; and all approvals deemed necessary by NPB's counsel from state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained.

         (g) Tax Opinion.  NPB shall have received an opinion of Reed Smith LLP,
             -----------
special counsel to NPB, dated the Closing Date, to the effect that (a) the Merger constitutes a reorganization under Section 368(a) of the IRC, and (b) any gain realized in the Merger will be recognized only to the extent of cash or other property (other than NPB Common Stock) received in the Merger, in rendering their opinion, such counsel or firm may require and rely upon representations and reasonable assumptions, including those contained in certificates of officers of NFC, NPB and others.

         (h)  Approval by NFC's  Shareholders.  This  Agreement  shall have been
              -------------------------------
approved by the shareholders of NFC by such vote as is required by the BCL and the articles of incorporation and bylaws of NFC.

         (i) Other Documents.  NPB shall have received such other  certificates,
             ---------------
documents or instruments from NFC or its officers or others as NPB shall have reasonably requested in connection with accounting or income tax treatment of the Contemplated Transactions, or related securities law compliance.

         (j) Phase I  Environmental  Audit  Results.  The results of any Phase I
             --------------------------------------
environmental audit conducted pursuant to Section 5.07(a)(iii) hereof shall not result in a Material Adverse Effect on NFC; provided, however that (i) any such environmental audit must be initiated within thirty (30) days of the date of this Agreement and (ii) NPB must terminate or irrevocably waive its right to terminate the Agreement for failure of the condition set forth in this Section 6.03(j) within fifteen (15) days of receiving the results of any such environmental audit but in no event later than seventy (70) days from the date of this Agreement..

         (k) Key  Nittany  Management.  David Z.  Richards  and at least two (2)
             ------------------------
other Key Nittany Managers shall remain employed by NFC or a Nittany Subsidiary through the Effective Date.

         (l)  Dissenters  Rights.  The aggregate  number of shares of NFC Common
              ------------------
Stock that are Dissenting NFC Shares shall not exceed ten percent (10%) of the total number of issued and outstanding shares of NFC Common Stock outstanding and entitled to vote as of the record date for the NFC Shareholders Meeting.

                                  ARTICLE VII
                                  -----------

                                   TERMINATION
                                   -----------

         7.01  Termination.  This Agreement may be terminated on or at any  time
               -----------
prior to the Closing Date:

         (a) By the mutual written consent of the parties hereto.

         (b) By NPB or NFC:

                  (i) If there shall have been any breach of any representation, warranty or obligation of the other party hereto (subject to the same standards as set forth in Sections 6.01(b) or 6.02(b), as the case may be) and such breach cannot be, or shall not have been, remedied within thirty (30) days after receipt by such party of written notice specifying the nature of such breach and requesting that it be remedied; provided, that, if such breach cannot reasonably be cured within such 30-day period but may reasonably be cured within sixty (60) days, and such cure is being diligently pursued, no such termination shall occur prior to the expiration of such sixty (60)-day period;

                  (ii) If the Closing Date shall not have occurred prior to June 30, 2006 (except that if the Closing Date shall not have occurred by such date because of a breach of this Agreement by a party hereto, such breaching party shall not be entitled to terminate this Agreement in accordance with this provision);

                  (iii) If any Regulatory Authority whose approval or consent is required for consummation of the Contemplated Transactions shall issue a definitive written denial of such approval or consent and the time period for appeals and requests for reconsideration has run; or

                  (iv) If the NFC Shareholders vote but fail to approve the Merger at the NFC Shareholders Meeting.

         (c) By NFC or NPB, at any time during the three business day period following the Determination Date, if on the Determination Date the NPB Market Value shall be less than $22.00 per share (the dollar amount $22.00 shall be adjusted to $17.60 upon completion of the NPB Stock Split).

         (d) By the Board of Directors of NFC in the event that such Board shall conclude, in good faith after consultation with its legal and financial advisors, that it must agree to or endorse an Acquisition Proposal and terminate this Agreement in order to comply with its fiduciary duties.

         7.02 Effect of Termination. If this Agreement is terminated pursuant to
              ---------------------
Section 7.01 hereof or otherwise, this Agreement shall forthwith become void, other than Sections 5.02(c) and 8.01 hereof which shall remain in full force and effect, and there shall be no further liability on the part of NPB or NFC to the other, except for any liability of NPB or NFC under such sections of this Agreement and except for any liability arising out of a willful breach of this Agreement giving rise to such termination.

                                  ARTICLE VIII
                                  ------------

                                  MISCELLANEOUS
                                  -------------

         8.01  Expenses and Other Fees.
               -----------------------

         (a) Except as set forth in Section 8.01(b), each party hereto shall bear and pay all costs and expenses incurred by it in connection with the Contemplated Transactions, including fees and expenses of its own financial consultants, accountants and counsel.

         (b) If NFC fails to complete the Merger after the occurrence of one of the following events, and NPB shall not be in material breach of this Agreement, NFC shall immediately pay NPB a fee of Four Million Seven Hundred and Fifty Thousand Dollars ($4,750,000):

                  (i) NFC terminates this Agreement pursuant to Section 7.01(d) hereof; or

                  (ii) a person or group (as those terms are defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an Affiliate of NPB:

                           (A) acquires beneficial ownership (within the meaning
of Rule 13d-3 under the Exchange Act) of 15% or more of the then outstanding shares of NFC Common Stock; or

                           (B)  enters  into an  agreement,  letter of intent or
memorandum of understanding with NFC pursuant to which such person or group or any affiliate of such person or group would:

                                    (1) merge or consolidate,  or enter into any
similar transaction, with NFC;

                                    (2) acquire all or substantially  all of the
assets or liabilities of NFC; or

                                    (3)   acquire   beneficial    ownership   of
securities representing, or the right to acquire beneficial ownership or to vote securities representing, 15% or more of the then outstanding shares of NFC Common Stock; or

                  (iii) NFC authorizes, recommends or publicly proposes, or publicly announces an intention to authorize, recommend or propose, an agreement, letter of intent or memorandum of understanding described in clause
(b)(ii)(B) above; or

                  (iv) the NFC shareholders vote but fail to approve the Merger at the NFC Shareholders Meeting, or the NFC Shareholders Meeting is cancelled, if prior to the shareholder vote or cancellation:

                           (A) the NFC Board of Directors  shall have  withdrawn
or modified its recommendation that NFC shareholders approve this Agreement;

                           (B)  there  has been an  announcement  by a person or
group (as those terms are defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an Affiliate of NPB, of an offer or proposal to acquire 10% or more of the NFC Common Stock then outstanding, or to acquire, merge, or consolidate with NFC, or to purchase all or substantially all of NFC's assets; or

                           (C) any one or more  directors  or officers of NFC or
other persons who have signed a Letter Agreement, acting jointly or severally, and who, individually or in the aggregate, beneficially own one percent (1%) or more of the NFC Common Stock shall have failed to maintain continued ownership of the shares of NFC Common Stock over which he, she or they exercise sole or shared voting power (as identified on his, her or their signed Letter Agreements provided that in no event shall options be deemed shares over which a party has voting power), as required by such signed Letter Agreements; or

                           (D) any  director  or officer of NFC or other  person
who  has  signed  a  Letter  Agreement  shall  have  failed  to  vote at the NFC
Shareholders Meeting, the shares of NFC Common Stock over which he or she exercises sole or shared voting power (as identified in his or her signed Letter Agreement provided that in no event shall options be deemed shares over which a party has voting power), as required by such signed Letter Agreement.

         8.02  Non-Survival  of  Representations   and  Warranties;   Disclosure
               -----------------------------------------------------------------
Schedules.   All   representations,   warranties   and,  except  to  the  extent
---------
specifically provided otherwise herein, agreements and covenants shall terminate on the Closing Date. Without limiting the foregoing, Sections 1.02(d), 2.07, 2.08, and 5.07(c)(i), (ii), (iii), (iv), (v) and (vi) shall survive the Closing.

         8.03 Amendment, Extension and Waiver. Subject to applicable law, at any
              -------------------------------
time prior to the Closing Date (including after the approval of this Agreement and the Merger by NFC shareholders if and to the extent permitted by applicable law), the parties may:

         (a) amend this Agreement;

         (b) extend the time for the performance of any of the obligations or other acts of either party hereto;

         (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or

         (d) to the extent permitted by law, waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise.

         This Agreement may not be amended except by an instrument in writing signed, by authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         8.04  Entire Agreement.
               ----------------

         (a) This Agreement, including the documents referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written and oral, with respect to its subject matter other than the Confidentiality Agreement.

         (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and its successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities, and provided, further, that (x) the Nittany Bank Board Members may enforce the provisions of Sections 2.07, 2.08, 5.07(c)(i),
(ii), (iii), (iv), (v) and (vi); (y) former employees whose positions are eliminated, or who are not offered comparable employment (as such term is defined in Section 5.07(c)(i)(A)), by NPB may enforce Section 5.07(c)(i); and
(z) and any Indemnified Party may enforce Section 5.07(c)(vi).

         8.05 No  Assignment.  Neither party hereto may assign any of its rights
              --------------
or obligations hereunder to any other person, without the prior written consent of the other party hereto.

         8.06 Notices. All notices or other communications hereunder shall be in
              -------
writing and shall be deemed given upon delivery if delivered personally, two business days after mailing if mailed by prepaid registered or certified mail, return receipt requested, or upon confirmation of good transmission if sent by telecopy, addressed as follows:

         (a) If to NPB or NPBank, to:

                  National Penn Bancshares, Inc.
                  National Penn Bank
                  Philadelphia and Reading Avenues
                  P.O. Box 547
                  Boyertown, Pennsylvania  19512-0547

                  Attention:        Wayne R. Weidner, Chairman and CEO
                                    Glenn E. Moyer, President

                  Telecopy No.:     610-369-6349
                  with a copy to:

                  Lori L. Lasher
                  Reed Smith LLP
                  2500 One Liberty Place
                  1650 Market Street
                  Philadelphia, PA  19103

                  Telecopy No.:     215-851-1420

         (b) If to NFC, to:

                  Nittany Financial Corp.
                  116 East College Avenue
                  State College, Pennsylvania  16801

                  Attention:        Samuel J. Malizia, Chairman
                                    David Z. Richards, President and CEO
                  Telecopy No.: 814-234-3677

                  with a copy to:

                  John J. Spidi
                  Malizia, Spidi & Fisch, PC
                  1100 New York Avenue, NW
                  Suite 340 West
                  Washington, DC  20005

                  Telecopy No.:     202-434-4661

         8.07  Disclosure  Schedules.  Information  contained  on either the NFC
               ---------------------
Disclosure Schedule or the NPB Disclosure Schedule shall be deemed to cover the express disclosure requirement contained in a representation or warranty of this Agreement and any other representation or warranty of this Agreement of such party where it is readily apparent it applies to such provision. The mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is or could result in a Material Adverse Effect.

         8.08  Captions.  The  captions  contained  in  this  Agreement  are for
               --------
reference purposes only and are not part of this Agreement.

         8.09  Counterparts.  This  Agreement  may be  executed in any number of
               ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         8.10   Severability.   If  any  provision  of  this  Agreement  or  the
                ------------
application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         8.11 Governing  Law. This Agreement  shall be governed by and construed
              --------------
in  accordance   with  the  domestic   internal  law  of  the   Commonwealth  of
Pennsylvania, except to the extent that federal law is applicable by its terms.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                         NATIONAL PENN BANCSHARES, INC.

(Corporate Seal)         By:    /s/ Wayne R. Weidner
                                ------------------------------------------------
                                Wayne R. Weidner
                                Chairman and CEO


                         Attest:/s/ Sandra L. Spayd
                                ------------------------------------------------
                                Sandra L. Spayd
                                Secretary



                         NITTANY FINANCIAL CORP.

(Corporate Seal)

                         By:    /s/ David Z. Richards
                                ------------------------------------------------
                                David Z. Richards
                                President and CEO


                         Attest:/s/ Richard C. Barrickman
                                ------------------------------------------------
                                Richard C. Barrickman
                                Assistant Secretary